                                  PATHNET, INC.


                        PATHNET TELECOMMUNICATIONS, INC.


                              THE BANK OF NEW YORK


                         ------------------------------


                         FORM OF SUPPLEMENTAL INDENTURE


                              Dated as of [ ], 2000


                                       To


                      Indenture, Dated as of April 8, 1998,


                                     Between


                                  Pathnet, Inc.


                                       and


                        The Bank of New York, as Trustee





                         ------------------------------

                           TABLE OF CONTENTS

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RECITALS....................................................................   1


AMENDMENTS TO "DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION".....   2

  Section 101. Introduction.................................................   2
  Section 102. Revised Definitions..........................................   3
    "Accounts Receivable Subsidiary"........................................   3
    "Amended and Restated Pledge Agreement..................................   3
    "Amendment Date.........................................................   3
    "Asset Sale.............................................................   3
    "Board of Directors.....................................................   4
    "Board Resolution.......................................................   4
    "Cash Equivalents.......................................................   4
    "Change of Control......................................................   5
    "Consolidated Adjusted Net Income.......................................   6
    "Consolidated Indebtedness..............................................   6
    "Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio....   6
    "Consolidated Interest Expense..........................................   7
    "Consolidated Operating Cash Flow.......................................   7
    "Consolidated Tax Expense...............................................   8
    "Credit Facilities......................................................   8
    "Currency Agreements....................................................   8
    "Debt Securities........................................................   8
    "Disinterested Director.................................................   8
    "Escrow Account.........................................................   9
    "Event of Default.......................................................   9
    "Fair Market Value......................................................  10
    "Guarantee..............................................................  10
    "Incumbent..............................................................  10
    "Incumbent Agreement....................................................  10
    "Incur..................................................................  10
    "Indebtedness...........................................................  11
    "Invested Capital.......................................................  12
    "Investment.............................................................  12
    "Net Cash Proceeds......................................................  12
    "New Pledged Securities.................................................  13
    "Officers' Certificate..................................................  13
    "Parent.................................................................  13
    "Permitted Holder.......................................................  13
    "Permitted Indebtedness.................................................  13
    "Permitted Investment...................................................  15
    "Permitted Liens........................................................  17
    "Permitted Telecommunications Asset Sale................................  19
    "Permitted Telecommunications Joint Venture.............................  19
    "Pledged Securities.....................................................  19
    "Redeemable Capital Stock...............................................  19
    "Restricted Company Subsidiary..........................................  19
    "Restricted Entity......................................................  19
    "Restricted Parent Subsidiary...........................................  19
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
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    "Restricted Subsidiary..................................................  19
    "Sale-Leaseback Transaction.............................................  19
    "Significant Subsidiary.................................................  20
    "Subsidiary.............................................................  20
    "Telecommunications Assets..............................................  20
    "Telecommunications Business............................................  20
    "Telecommunications Indebtedness........................................  21
    "Unrestricted Subsidiary................................................  21
  Section 103. Definitions for Purposes of Section 1017(a)..................  22
    "Accounts Receivable Subsidiary.........................................  22
    "Allowable Company Indebtedness.........................................  22
    "Asset Sale.............................................................  22
    "Board of Directors.....................................................  23
    "Board Resolution.......................................................  23
    "Cash Equivalents.......................................................  23
    "Consolidated Adjusted Net Income.......................................  23
    "Consolidated Indebtedness..............................................  24
    "Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio....  24
    "Consolidated Interest Expense..........................................  24
    "Consolidated Operating Cash Flow.......................................  25
    "Consolidated Tax Expense...............................................  25
    "Event of Default.......................................................  25
    "Fair Market Value......................................................  27
    "Incumbent..............................................................  27
    "Incumbent Agreement....................................................  27
    "Incur..................................................................  27
    "Indebtedness...........................................................  27
    "Invested Capital.......................................................  29
    "Investment.............................................................  29
    "Net Cash Proceeds......................................................  29
    "Permitted Indebtedness.................................................  30
    "Permitted Investment...................................................  32
    "Permitted Liens........................................................  33
    "Permitted Restriction..................................................  35
    "Permitted Telecommunications Asset Sale................................  35
    "Permitted Telecommunications Joint Venture.............................  35
    "Permitted Transaction..................................................  35
    "Restricted Payment.....................................................  37
    "Restricted Subsidiary..................................................  40
    "Sale-Leaseback Transaction.............................................  40
    "Significant Subsidiary.................................................  41
    "Telecommunications Assets..............................................  41
    "Telecommunications Business............................................  41
    "Telecommunications Indebtedness........................................  41
    "Unrestricted Company Subsidiary........................................  42


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
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  Section 104. Amendment to Section 103.....................................  42

AMENDMENTS TO "NOTE FORMS"..................................................  43

  Section 105.  Amendment to Section 202....................................  43
  Section 106. Amendment to Section 203.....................................  46
  Section 107. Addition of Section 203A.....................................  48
  Section 108. Amendment to Section 501.....................................  53

AMENDMENTS TO "CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE"........  53

  Section 109. Amendment to Article Eight...................................  53

AMENDMENTS TO "SUPPLEMENTAL INDENTURES".....................................  55

  Section 110. Amendment to Section 901.....................................  55
  Section 111. Amendment to Section 902.....................................  56

AMENDMENTS TO "COVENANTS"...................................................  57

  Section 112. Amendment to Section 1002....................................  57
  Section 113. Amendment to Section 1003....................................  58
  Section 114. Amendment to Section 1004....................................  59
  Section 115. Amendment to Section 1005....................................  59
  Section 116. Amendment to Section 1006....................................  60
  Section 117. Amendment to Section 1007....................................  60
  Section 118. Amendment to Section 1008....................................  61
  Section 119. Amendment to Section 1009....................................  61
  Section 120. Amendment to Section 1010....................................  62
  Section 121. Amendment to Section 1011....................................  63
  Section 122. Amendment to Section 1012....................................  63
  Section 123. Amendment to Section 1013....................................  66
  Section 124. Amendment to Section 1014....................................  67
  Section 125. Amendment to Section 1015....................................  68
  Section 126. Amendment to Section 1016....................................  68
  Section 127. Amendment to Section 1017....................................  69
  Section 128. Amendment to Section 1018....................................  71

AMENDMENTS TO "SECURITY"....................................................  72

  Section 129. Amendments to Article 12.....................................  72

AMENDMENTS TO "DEFEASANCE AND COVENANT DEFEASANCE"..........................  72

  Section 130. Amendments to Article 13.....................................  72

PARENT GUARANTEE............................................................  77

  Section 131. Guarantee....................................................  77

MISCELLANEOUS...............................................................  77

  Section 132. Waiver.......................................................  77
  Section 133. Acts of Holders..............................................  77
  Section 134. Notice of Holders; Waiver....................................  78
  Section 135. Counterparts.................................................  79
  Section 136. Governing Law................................................  79
  Section 137. Separability Clause..........................................  79
  Section 138. Headings.....................................................  79


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  Section 139. Effect of Supplemental Indenture.............................  79
  Section 140. Indenture in Full Force and Effect as Supplemented...........  79


                                      -iv-
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            SUPPLEMENTAL INDENTURE, dated as of [ ], 2000 (the "Supplemental
Indenture"), among PATHNET, INC., a Delaware corporation (herein called the "Company") having its principal office at 1015 31st Street, N.W., Washington D.C. 20007, PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation (herein called the "Parent") having its principal office at 1015 31st Street, N.W., Washington D.C. 20007, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee") to the Indenture, dated as of April 8, 1998, between the Company and the Trustee (the "Original Indenture").


                                    RECITALS

            The Company and the Trustee have entered into the Original Indenture. The Company has issued $350,000,000 in aggregate principal amount of 12-1/4% Senior Notes due 2008. The Company originally issued the notes in a so-called A/B private placement transaction pursuant to which, in September 1998 (as required by the terms of the Original Indenture), the Company exchanged the privately placed notes for substantially identical series notes (the "Notes") in an offering registered under the Securities Act. The Notes, which were registered with the SEC in the "B" portion of the "A/B" exchange offering, continue to be governed by the terms of the Original Indenture;

            The Company and the Parent are proposing to enter into a contribution and re-organization transaction (the "Transaction"). In connection with the Transaction, the Parent and the Company have entered into a series of Contribution Agreements with the parties to the Transaction pursuant to which the Parent will (i) issue shares of Series D Convertible Preferred Stock, with a par value of $0.01 per share and Series E Convertible Preferred Stock, with a liquidation preference of $0.01 per share in exchange for the contribution of leasehold interests in rights of way owned by the several counterparties to the Contribution Agreements, and (ii) exchange shares of Common Stock, par value $0.01 per share and Series A, B and C Convertible Preferred Stock, each with a par value of $0.01 per share, for shares of Common Stock, par value $0.01 per share, and Series A, B and C Preferred Stock, each with a liquidation preference of $0.01 per share, of the Company held by existing holders of such securities of the Company;

            In connection with the Transaction, the Parent will deliver an irrevocable and unconditional guarantee of the Company's obligations under the Notes;

            In addition, the Parent has agreed to accept covenant obligations similar to the covenant obligations that are currently imposed on the Company under the Original Indenture and the Parent and the Company wish to ensure that transactions between the Company and the Parent or the Company and certain other subsidiaries of the Parent are permitted to the same extent that such transactions were permitted between the Company and its Restricted Subsidiaries under the Original Indenture;

            Pursuant to Section 902 of the Original Indenture, the parties hereto desire to enter into this Supplemental Indenture and the holders of at least a majority in aggregate principal amount of the Outstanding Notes have consented to the amendments to the Original

Indenture set forth in this Supplemental Indenture as required by Section 902 of the Original Indenture;

            Any references herein to the "Indenture" shall be deemed to be a reference to the Original Indenture as amended by this Supplemental Indenture, and unmodified references to Sections or Subsections are to such Sections or Subsections of the Indenture;

            It is the intent of the parties that this Supplemental Indenture be effective as of the date set forth above;

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Notes as follows:


                           AMENDMENTS TO "DEFINITIONS
                  AND OTHER PROVISIONS OF GENERAL APPLICATION"

SECTION 101. INTRODUCTION.

            (a) The definitions in the Original Indenture are amended in this Supplemental Indenture to the extent necessary (1) to impose covenant obligations upon the Parent that are substantively equivalent to those imposed on the Company under the Original Indenture, and (2) to permit transactions between the Parent and the Company or any other Restricted Subsidiaries of the Parent that may be created in the future to the extent that such transactions are permitted between the Company and its Restricted Subsidiaries under the Original Indenture. These amended definitions are contained in Section 102 of this Supplemental Indenture.

            (b) It is the intent of the parties to this Supplemental Indenture to preserve unmodified the substance of the covenant and other obligations imposed upon the Company under the Original Indenture.

            (c) Section 902(2) of the Original Indenture provides that the obligation of the Company (1) to make and consummate an Excess Proceeds Offer with respect to any Asset Sale by the Company or any of its Restricted Subsidiaries in accordance with Section 1017 of the Original Indenture, and (2) to make and consummate a Change of Control Offer in the event of a Change of Control of the Company in accordance with Section 1010 of the Original Indenture (together, the "Specified Obligations") cannot be amended, changed or modified without the consent of the Holder of each Outstanding Note affected thereby.
Section 902(2) of the Original Indenture further provides that the definitions relating to the Specified Obligations cannot be amended, changed or modified so as to amend, change or modify the obligations of the Company with respect to the Specified Obligations without the consent of the Holder of each Outstanding Note affected thereby.

            (d) In order to effect the amendments described in paragraph (a) above, it is necessary to amend certain defined terms that are otherwise used in
Section 1017 of the Original Indenture. In order to comply with the provisions of Section 902(2) of the Original Indenture, as


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described in paragraph (c) above, the obligations on the Company and the
Restricted Company Subsidiaries pursuant to Section 1017 of the Original Indenture have been reproduced without the inclusion of references to the Parent in Section 122(a) of this Supplemental Indenture, and will be incorporated as
Section 1017(a) of the Indenture. The definitions from Section 102 of this Supplemental Indenture used in Section 1017(a) of the Indenture are also reproduced without the inclusion of references to the Parent. Certain technical modifications to these definitions are necessary to preserve the economic substance of these Company-specific covenants and obligations. These "Section 1017(a) only" definitions are set forth in Section 103 of this Supplemental Indenture.

            (e) It is not necessary to reproduce the obligations of the Company and the Restricted Company Subsidiaries pursuant to Section 1010 without the inclusion of reference to the Parent in order to comply with Section 902(2). This is because the proposed amendment does not modify or amend the obligation of the Company and its Restricted Company Subsidiaries to make and consummate a Change of Control Offer, but rather provides that such obligation is also triggered by a Change of Control of the Parent. The definition of "Change of Control" is modified accordingly and the revised definition is contained in
Section 102 of this Supplemental Indenture. All other capitalized terms used in
Section 1010 are defined within that Section or have the meaning given to them in the Original Indenture.

            (f) Defined terms set forth in Section 101 of the Original Indenture that do not need to be amended for the purposes of this Supplemental Indenture, and are not included in the revised definitions in Section 102 or 103 of this Supplemental Indenture, retain the meaning given to them in the Original Indenture.

            (g) Wherever used in this Supplemental Indenture, "including" shall be deemed to mean "including without limitation".

SECTION 102. REVISED DEFINITIONS.

            For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein and subject to Section 103 of this Supplemental Indenture, the defined terms listed below shall have the meanings ascribed thereto below. For the avoidance of doubt, any capitalized terms used in Section 1017(a) shall have the meanings ascribed thereto in Section 103 of this Supplemental Indenture, and to the extent any such term is also defined in this
Section 102, the definition contained in this Section 102 shall not apply to such term as used in Section 1017(a);

            "ACCOUNTS RECEIVABLE SUBSIDIARY" means any Restricted Company Subsidiary or Restricted Parent Subsidiary that is, directly or indirectly, wholly owned by the Company or the Parent (as the case may be) (other than directors qualifying shares) and organized for the purpose of and engaged in (i) purchasing, financing and collecting accounts receivable obligations of customers of any Restricted Entity, (ii) the sale or financing of accounts receivable or interests therein and (iii) other activities directly related thereto.

            "AMENDED AND RESTATED PLEDGE AGREEMENT" means the amended and restated pledge agreement dated as of the date hereof, by and between the Trustee and the Company, governing the disbursement of funds in the Escrow Account.

            "AMENDMENT DATE" means the date as of which this Supplemental Indenture is executed by the parties hereto.

            "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of the Parent or any Subsidiary; or (iii) any other properties or assets of the Parent or any Subsidiary, other than in the ordinary course of business (it being understood that the ordinary course of business includes, but is not restricted to, any transfer or sale of, or the grant of a right to use, an asset to an Incumbent pursuant to (x) an Incumbent Agreement,
(y) applicable law or (z) an agreement to which such Incumbent is a party which exists on the date of, and is not entered into in contemplation of, such Incumbent Agreement). For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (A) that is governed by the provisions of Article Eight of this Indenture (B) of the Parent to any Restricted Parent Subsidiary, or of any Restricted Parent Subsidiary to the Parent or any other Restricted Parent Subsidiary in accordance with the terms of this Indenture, (C) having an aggregate Fair Market Value of less than $2,000,000 (or the equivalent thereof in any other currency) in any given fiscal year, (D) by the Parent or a Restricted Parent Subsidiary to a Person who is not an Affiliate of the Parent in exchange for Telecommunications Assets (or not less than 66 2/3% of the outstanding Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets) or related telecommunications services where, in the good faith judgment of the board of directors of the Parent evidenced by a board resolution, the Fair Market Value of such Telecommunications Assets (or such Voting Stock) or services so received is at least equal to the Fair Market Value of the properties or assets disposed of or, if less, the difference is received by the Parent in cash in an amount at least equal to such difference, (E) constituting Capital Stock of an Unrestricted Subsidiary or other Investment that was permitted under Section 1012 of the Indenture when made, (F) constituting accounts receivable of the Parent or a Restricted Parent Subsidiary to an Accounts Receivable Subsidiary or, in consideration of Fair Market Value thereof, to Persons that are not Affiliates of the Parent or any Subsidiary of the Parent in the ordinary course of business, including in connection with financing transactions, (G) in connection with a Sale-Leaseback Transaction otherwise permitted to be incurred under Section 1011 of the Indenture, (H) to a Permitted Telecommunications Joint Venture if such transfer of properties or assets is permitted under the definition of "Permitted Investments", (I) in connection with a Permitted Telecommunications Asset Sale or (J) to an Unrestricted Subsidiary if permitted under Section 1012 of the Indenture.

            "BOARD OF DIRECTORS" means (i) either the board of directors of the Company or any duly authorized committee of that board, when used with respect to the Company, or (ii) either the board of directors of the Parent or any duly authorized committee of that board, when used with respect to the Parent.

            "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors of the Parent and to be in full force and effect on the day of such certification and delivered to the Trustee; unless used with respect to the Company when references to the "Parent" in the preceding sentence shall be replaced by references to the "Company".

            "CASH EQUIVALENTS" means:

            (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

            (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000;

            (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an affiliate of the Parent and is organized under the laws of any state of the United States and rated at least A-1 by S&P or at least P-1 by Moody's; and

            (d) money market mutual funds that invest substantially all of their assets in securities of the type described in the preceding clauses.

            "CHANGE OF CONTROL" means any of the following events:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or of the Parent.

            (b) the Company or the Parent consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or the Parent (as the case may be) is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company or the Parent (as the case may be) is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or the Parent (as the case may be)) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Parent as a Restricted Payment as described in Section 1012 of the Indenture in the event of a conversion or exchange by the Parent or that could be paid by the Company as a Restricted Payment as described in Section 1012 of the Indenture in the event of a conversion or exchange by the Company and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation;

            (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Board of Directors of the Parent (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company or the Parent (as the case may be) was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Parent (as the case may be) then in office; or

            (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which constitutes a Permitted Transaction, or the Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article 8 of the Indenture.

            "CONSOLIDATED ADJUSTED NET INCOME" means, with respect to any period, the consolidated net income (or loss) of all Restricted Entities for such period as determined in accordance with GAAP, adjusted by excluding, without duplication:

            (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

            (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business;

            (c) the portion of net income (or loss) of any Person (other than a Restricted Entity), including Unrestricted Subsidiaries, in which any Restricted Entity has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to any Restricted Entity in cash dividends or distributions during such period;

            (d) the net income (or loss) of any Person combined with any Restricted Entity on a "pooling of interests" basis attributable to any period prior to the date of combination;

            (e) the net income of the Company or any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Company or such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Restricted Subsidiary or its stockholders (except, for purposes of determining compliance with Section 1011 of the Indenture, any restriction permitted under clause (vii) or (viii) of
Section 1018 of the Indenture; and

            (f) any net income (or loss) from the Company or any Restricted Subsidiary that was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from the Company or such Restricted Subsidiary.

            "CONSOLIDATED INDEBTEDNESS" means, with respect to any period, the aggregate amount of Indebtedness of all Restricted Entities outstanding at the date of determination as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED OPERATING CASH FLOW RATIO" means, at any date of determination, the ratio of (i) Consolidated Indebtedness of all Restricted Entities to (ii) Consolidated Operating Cash Flow of all Restricted Entities for the two preceding fiscal quarters for which financial information is available immediately prior to the date of determination, multiplied by two; provided further that any Indebtedness incurred or retired by any Restricted Entity during the fiscal quarter in which the transaction date occurs shall be calculated as if such Indebtedness were so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs (provided further that, in making any such computation, the aggregate amount of Indebtedness under any revolving credit or similar facility shall be deemed to include an amount of funds equal to the average daily balance of such Indebtedness during such two fiscal quarter period); and provided further that (x) if the transaction giving rise to the need to calculate the Consolidated Indebtedness to Consolidated

Operating Cash Flow Ratio would have the effect of increasing or decreasing Consolidated Indebtedness or Consolidated Operating Cash Flow in the future, Consolidated Indebtedness and Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such two fiscal quarter period preceding the date of determination; (y) if during such two fiscal quarter period, any Restricted Entity shall have engaged in any Asset Sale in respect of any company, entity or business, Consolidated Operating Cash Flow for such period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive), or increased by an amount equal to the Consolidated Operating Cash Flow (if negative), directly attributable to the company, entity or business that is the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period; or (z) if during such two fiscal quarter period any Restricted Entity shall have acquired any company, entity or business, Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if such acquisition and any related financing had occurred on the first day of such period.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the sum of:

            (a) the consolidated interest expense of all Restricted Entities for such period, including (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company or the Parent and (vi) amortization of debt issuance costs; plus

            (b) the consolidated interest component of Capitalized Lease Obligations of all Restricted Entities paid, accrued and/or scheduled to be paid or accrued during such period; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof); provided that in making such computation, (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Parent, a fixed or floating rate of interest, shall be computed by applying, at the option of the Parent, either the fixed or floating rate, (y) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period and (z) the interest rate with respect to any Indebtedness covered by an Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

            "CONSOLIDATED OPERATING CASH FLOW" means, with respect to any period, the Consolidated Adjusted Net Income of all Restricted Entities for such period:

            (a) increased by (to the extent deducted in computing Consolidated Adjusted Net Income) the sum of (i) the Consolidated Tax Expense of such Restricted Subsidiaries as are subject to the immediately preceding parenthetical clause for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense of all Restricted Entities for such period; (iii) depreciation of all Restricted Entities for such period, determined on a consolidated basis in accordance with GAAP; (iv) amortization of all Restricted Entities for such period, determined on a consolidated basis in accordance with GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Adjusted Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Restricted Entities for such period in accordance with GAAP; and

            (b) decreased by any non-cash gains of the Restricted Entities that were included in computing Consolidated Adjusted Net Income.

            "CONSOLIDATED TAX EXPENSE" means, for any period, the provision for U.S. federal, state, provincial, local and foreign income taxes of all Restricted Entities for such period as determined on a consolidated basis in accordance with GAAP.

            "CREDIT FACILITIES" means, with respect to a Restricted Entity, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, terms loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "CURRENCY AGREEMENTS" means any spot or forward exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the any Restricted Entity.

            "DEBT SECURITIES" means any debt securities (including any Guarantee of such securities) issued by any Restricted Entity in connection with a public offering (whether or not underwritten) or a private placement (provided that such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its Affiliates to 10 or more non-affiliates beneficial holders); it being understood that the term "Debt Securities" shall not include any evidence of indebtedness under the Vendor Credit Facility, any financing by the Company or a Restricted Subsidiary similar to the Vendor Credit Facility or any Credit Facility or other commercial bank borrowings, any vendor equipment financing facility or any similar financings, recourse transfers of financial assets, capital leases or other types of borrowings incurred in a manner not customarily viewed as a "securities offering".

            "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of transactions in respect of which the board of directors of the Company is required to deliver a resolution thereof under this Indenture, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions, and with respect to any transaction or series of transactions in respect of which the board of directors of the Parent is required to deliver a resolution thereof under this Indenture, a member of the board of directors of the Parent who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions. For purposes of this definition, no Person shall be deemed not to be a Disinterested Director solely because such Person or an Affiliate of such Person holds or beneficially owns Capital Stock of the Company, the Parent or any of their Restricted Subsidiaries.

            "ESCROW ACCOUNT" means the account established with the Trustee in its name pursuant to the terms of the Original Pledge Agreement for the deposit of Pledged Securities.

            "EVENT OF DEFAULT", means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more (provided that such 30-day grace period shall not be applicable to the first four interest payments due on the Notes);

            (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

            (c) default in the performance, or breach, of any covenant or agreement of the Company or of the Parent contained in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clause (a) or (b) or in clause (B), (C) or (D) of this clause (c)) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company or the Parent (as the case may be) by the Trustee or to the Company or the Parent and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; (B) default in the performance or breach of the provisions of Section 1017; (C) default in the performance or breach of the provisions of Article Eight; and (D) default in the performance or breach of
Section 1010;

            (d) (A) one or more defaults in the payment of principal of or premium, if any, or interest on Indebtedness of the Company or the Parent or any Significant Subsidiary aggregating $7,500,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or the Parent or any Significant Subsidiary aggregating $7,500,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof;

            (e) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or the Parent or any Significant Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $7,500,000 and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 30 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

            (f) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or the Parent or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Parent or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or the Parent or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

            (g) the institution by the Company or the Parent or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or the Parent or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

            (h) the Amended and Restated Pledge Agreement ceases to be in full force and effect before payment in full of the obligations thereunder; or

            the Guarantee ceases to be in full force and effect before payment in full of the obligations thereunder.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arms' length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith and as of the date on which such determination is made.

            "GUARANTEE" means the guarantee dated as of [     ], 2000 by the
Parent for the benefit of each of the Holders of the outstanding Notes, a copy of which is attached to this Supplemental Indenture as Exhibit 1.

            "INCUMBENT" means any railroad, utility, governmental entity, pipeline or other licensed owner (which ownership is determined immediately prior to any transaction with a Restricted Entity) of Telecommunications Assets to be used in the network of the Company or the Parent pursuant to an Incumbent Agreement (and any subsidiary or affiliate of such Person that is a party to an Incumbent Agreement for the sole purpose of receiving payments from a Restricted Entity pursuant to such agreement).

            "INCUMBENT AGREEMENT" means an agreement between an Incumbent and a Restricted Entity pursuant to which, among other things, such Incumbent receives a payment equal to such Restricted Entity's revenues, if any, attributable, in whole or in part, to Telecommunications Assets transferred or leased, or with respect to which a right of use has been granted, by such Incumbent such Restricted Entity and upon or with respect to which such Restricted Entity has constructed or intends to construct a portion of its network.

            "INCUR" OR "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable or responsible for the payment of, or otherwise incur, such Indebtedness, contingently or otherwise; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness. With respect to Indebtedness to be borrowed under a binding commitment previously entered into that provides for the Company or the Parent to Incur Indebtedness on a revolving basis, the Company or the Parent (as the case may be) shall be deemed to have Incurred the greater of:

            (a) the Indebtedness actually Incurred; or

            (b) all or a portion of the amount of such unborrowed commitment that the Company or the Parent (as the case may be) shall have so designated to be Incurred in an Officer's Certificate delivered to the Trustee (in which case the Company or the Parent (as the case may be) shall not be deemed to incur such unborrowed amount at the time or times it is actually borrowed).

            "INDEBTEDNESS" means, with respect to any Person at any date of determination, without duplication:

            (a) all liabilities, contingent or otherwise, of such Person: (i) for borrowed money (including overdrafts), (ii) in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities (including reimbursement obligations with respect thereto), (iii) evidenced by bonds, notes, debentures or other similar instruments, (iv) for the deferred and unpaid purchase price of property or services or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or (v) for Capitalized Lease Obligations (including any Sale-Leaseback Transaction);

            (b) all obligations of such Person under or in respect of Interest Rate Agreements and Currency Agreements;

            (c) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to any property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of (i) the Fair Market Value of such property or asset and (ii) the amount of such obligation so secured);

            (d) all guarantees by such Person of Indebtedness referred to in this definition of any other Person; and

            (e) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends.

            The amount of Indebtedness of any Person at any date will be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or designated as incurred and certified by an officer of the Parent to have been Incurred on such date pursuant to clause (b) of the last sentence of the definition of "Incur") of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount equals the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for U.S. federal, state, local or other taxes owed by such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which

Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, trade accounts and accrued liabilities arising in the ordinary course of business will not be considered Indebtedness for purposes of this definition.

            "INVESTED CAPITAL" means the sum of:

            (a) 75% of the aggregate net cash proceeds received by the Company from the issuance of (or capital contributions with respect to) any Qualified Capital Stock of the Company subsequent to the Issue Date, or received by the Parent from the issuance of (or capital contribution with respect to) Qualified Capital Stock of the Parent subsequent to the Amendment Date, other than the Issuance of Qualified Capital Stock to the Company or to a Restricted Subsidiary; and

            (b) 75% of the aggregate net proceeds from sales of Redeemable Capital Stock of the Company or the Parent or Indebtedness of the Company or the Parent convertible into Qualified Capital Stock of the Company or the Parent (as the case may be), in each case upon such redemption or conversion thereof into Qualified Capital Stock.

            "INVESTMENT" means, with respect to the Parent's or the Company's investment with any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the portion (proportionate to the Company's or the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company or the Parent (as the case may be) in such Unrestricted Subsidiary at such time and the portion (proportionate to the Company's or the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "NET CASH PROCEEDS" means:

            (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to any Restricted Entity), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than any Restricted Entity) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by any Restricted Entity, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by any Restricted Entity after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate of the Parent or the Company, as the case may be, delivered to the Trustee; and

            (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Redeemable Capital Stock that has been converted into or exchanged for Qualified Capital Stock, as referred to in Section 1012(b)(3), the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Parent or any Subsidiary of the Parent), net of fees, commissions and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "NEW PLEDGED SECURITIES" means the securities purchased by the Company to be deposited in the Escrow Account as security for the fifth scheduled interest payment on the Notes pursuant to the Indenture.

            "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman, the CEO, the President or any executive vice president or vice president, and by the Treasurer, an assistant treasurer, the Secretary or an assistant secretary of the Company (when used with respect to the Company) or of the Parent (when used with respect to the Parent), and, in each case, delivered to the Trustee.

            "PARENT" means Pathnet Telecommunications, Inc. a corporation organized and existing under the laws of the state of Delaware.

            "PARENT REQUEST" or "PARENT ORDER" means a written request or order signed in the name of the Parent by its Chairman, its Chief Executive Officer ("CEO"), its President, any executive vice president or vice president or the Treasurer and delivered to the Trustee.

            "PERMITTED HOLDER" means, when used with respect to the Company, Spectrum Equity Investors, L.P., New Enterprise Associates VI, Limited Partnership, Onset Enterprise Associates II, L.P., FBR Technology Venture Partners L.P., Toronto Dominion Capital (USA), Inc. and Grotech Partners IV, L.P, any general partner of any such Person on the Issue Date, and any Person controlled by any such general partner, David Schaeffer or Richard A. Jalkult and, when used with respect to the Parent or any other Affiliate of the Parent other than the Company, means [ ].

            "PERMITTED INDEBTEDNESS" means:

            (a) Indebtedness of the Company pursuant to the Notes or of the Parent pursuant to the Guarantee;

            (b) Indebtedness of the Company or any Restricted Company Subsidiary outstanding on the Issue Date or Indebtedness of the Parent or any Restricted Parent Subsidiary outstanding on the Amendment Date;

            (c) Indebtedness of the Company or the Parent owing to any Restricted Subsidiary or of the Parent owing to the Company (but only so long as such Indebtedness is held by such Restricted Subsidiary) or by the Company, as the case may be; provided that any Indebtedness of the Company or the Parent (as the case may be) owing to any such Restricted

Subsidiary or the Company is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance by the Company or the Parent (as the case may be) of its obligations under the Notes or the Guarantee; and provided further that any transaction pursuant to which any Restricted Subsidiary or the Company to which such Indebtedness is owed ceases to be a Restricted Subsidiary or, in the case of the Company, a Subsidiary of the Parent, shall be deemed to be an incurrence of Indebtedness by the Parent or the Company that is not permitted by this clause (c);

            (d) Indebtedness of any Restricted Subsidiary owing to the Company or the Parent, of the Company owing to the Parent or of any Restricted Subsidiary owing to another Restricted Subsidiary;

            (e) Indebtedness of any Restricted Entity in respect of performance, surety or appeal bonds or under letter of credit facilities provided in the ordinary course of business and, in the case of letters of credit, under which recourse to the Company or the Parent is limited to the cash securing such letters of credit;

            (f) Indebtedness of any Restricted Entity under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements are designed to protect any Restricted Entity against, or manage exposure to, fluctuations in currency exchange rates and interest rates, respectively, and that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

            (g) Telecommunications Indebtedness and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, such Telecommunications Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses);

            (h) Indebtedness of any Restricted Entity consisting of guarantees, indemnities or obligations in connection with (1) Telecommunications Indebtedness, (2) Indebtedness permitted under clause (j) or (m) of this "Permitted Indebtedness" definition or (3) in respect of purchase price adjustments in connection with the acquisition of or disposition of assets, including shares of Capital Stock;

            (i) Indebtedness of the Company or the Parent (or consolidated Indebtedness of the Company and the Parent) not to exceed, at any time outstanding, 2.0 times the Net Cash Proceeds from the issuance and sale after the Issue Date, other than an issuance and sale by the Company to a Restricted Subsidiary or issuance and sale by the Parent to the Company or to any Restricted Subsidiary, of Qualified Capital Stock of the Company or the Parent, to the extent such Net Cash Proceeds have not been used to make Restricted Payments pursuant to clause (a)(3)(B) or clauses (b)(ii) and (iii) of Section 1012 or to make any Permitted Investments under clause (h) of the definition of Permitted Investments; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

            (j) Indebtedness of any Restricted Entity under one or more Credit Facilities; provided that the aggregate principal amount of any Indebtedness incurred pursuant to this clause (j) (including any amounts refinanced or refunded under this clause (j)) does not exceed at any time outstanding the greater of (x) 80% of eligible consolidated accounts receivable of the Company and the Parent as of the last fiscal quarter for which financial statements are prepared or (y) $50,000,000 (or the equivalent thereof in one or more foreign currencies); and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, Indebtedness incurred under this clause (j) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses);

            (k) Indebtedness of any Restricted Entity issued in exchange for, or the net proceeds of which are used to refinance or refund, then-outstanding Indebtedness of any Restricted Entity incurred under the ratio test set forth in clause (i) or (ii) of Section 1011 or under clauses (b) through (f), (h), (i) and (m) of this definition of "Permitted Indebtedness," and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (k) if (A) in case the Notes are refinanced in part, or the Indebtedness to be refinanced ranks equally with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding is expressly made to rank equally with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding is expressly made subordinate in right of payment to the Notes at least to the same extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness being refinanced or refunded; provided further that no Indebtedness incurred under this clause (k) in exchange for, or the proceeds of which refinance or refund, any Indebtedness incurred under the ratio test set forth under clause (i) or (ii) of Section 1011 will mature prior to the Stated Maturity of the Notes or have an Average Life shorter than the Notes; provided further that in no event may Indebtedness of the Company or the Parent be refinanced by means of any Indebtedness of any Restricted Subsidiary (in the case of the Company) or of the Company or any Restricted Subsidiary (in the case of the Parent) issued pursuant to this clause (k);

            (l) Indebtedness arising by reason of the recharacterization of a sale of accounts receivable to an Accounts Receivable Subsidiary; and

            (m) Indebtedness of any Restricted Entity in addition to that permitted to be incurred pursuant to clauses (a) through (l) above in an aggregate principal amount not in excess of $30,000,000 (or the equivalent thereof in one or more foreign currencies) at any time outstanding.

            "PERMITTED INVESTMENT" means any of the following:

            (a) Investments in Cash Equivalents; provided that the term "with a maturity of 180 days or less" in clauses (a), (b) and (c) of the definition of "Cash Equivalents" is changed to "with a maturity of one year or less" for the purposes of this definition of "Permitted Investments" only;

            (b) Investments in any Restricted Entity;

            (c) Investments by any Restricted Entity in another Person if, as a result of such Investment, (i) such other Person becomes a Restricted Entity or
(ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to a Restricted Entity;

            (d) Investments in the form of intercompany Indebtedness to the extent permitted under clauses (c) and (d) of the definition of "Permitted Indebtedness;"

            (e) Investments by the Company or any Restricted Company Subsidiary in existence on the Issue Date and Investments by the Parent or any Restricted Parent Subsidiary in existence on the Amendment Date;

            (f) Investments in the Pledged Securities to the extent required by the Amended and Restated Pledge Agreement;

            (g) Investments in an amount not to exceed $1,000,000 (or the equivalent thereof in one or more foreign currencies) at any one time outstanding;

            (h) Investments in an aggregate amount not to exceed the sum of (1) Invested Capital, (2) the Fair Market Value of Qualified Capital Stock of the Company and the Parent, Redeemable Capital Stock of the Company and the Parent convertible into Qualified Capital Stock of the Company or the Parent (as the case may be), and Indebtedness of the Company and the Parent convertible into Qualified Capital Stock of the Company or the Parent (as the case may be), in the latter two cases upon such redemption or conversion thereof into Qualified Capital Stock of the Company or the Parent (as the case may be), issued by any Restricted Entity as consideration for any such Investments made pursuant to this clause (h), and (3) in the case of the disposition or repayment of any Investment made pursuant to this clause (h) after the Issue Date (including by redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; provided, however, that the amount of any Permitted Investments under this clause (h) shall be excluded from the computation of the amount of any Restricted Payment under Section 1012;

            (i) Investments in trade receivables, prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits or escrow;

            (j) Loans, advances and extensions of credit to employees made in the ordinary course of business of the Company or the Parent not in excess of $500,000 (or the equivalent thereof in one or more foreign currencies) in any fiscal year;

            (k) Bonds, notes, debentures or other securities evidencing indebtedness received as a result of Asset Sales permitted under Section 1017;

            (l) Endorsements for collection or deposit in the ordinary course of business by any Restricted Entity of bank drafts and similar negotiable instruments of any other person received as payment for ordinary course of business trade receivables;

            (m) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of, or in connection with, the acquisition of such Person;

            (n) Investments in or acquisitions of Capital Stock, indebtedness, securities or other property of Persons (other than Affiliates of the Company or the Parent) received by the any Restricted Entity in the bankruptcy or reorganization of or by such Person or any exchange of such Investment with the issuer thereof or taken in settlement of or other resolution of claim or disputes, and, in each case, extensions, modifications and renewals thereof;

            (o) Investments in any Person to which Telecommunications Assets used in an Initial System have been transferred and which person has provided to a Restricted Entity the right to use such assets pursuant to an Incumbent Agreement; provided that, in the good faith determination of the Board of Directors of the Parent or the Company, as the case may be, the present value of the future payments expected to be received by the Company or the Parent in respect of any such Investment plus the Fair Market Value of any capital stock or other securities received in connection therewith shall be at least equal to the Fair Market Value of such Investment; and

            (p) Investments in one or more Permitted Telecommunications Joint Ventures; provided that the total original cost of all such Permitted Telecommunications Joint Ventures plus the cost or Fair Market Value, as applicable, of all additions thereto less the sum of all amounts received as returns thereon shall not exceed $20,000,000 (or the equivalent thereof in one or more foreign currencies).

            "PERMITTED LIENS" means:

            (a) Liens existing on the Issue Date, when used with respect to the Company or any Restricted Company Subsidiary, or Liens existing on the Amendment Date, when used with respect to the Parent or any Restricted Parent Subsidiary;

            (b) Liens on any property or assets of the Company or any Restricted Subsidiary granted in favor of any Restricted Entity;

            (c) Liens on any property or assets of the Company or any Restricted Subsidiary securing the Notes or the Guarantee;

            (d) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease permitted by this Indenture;

            (e) Liens securing Indebtedness incurred under clauses (g), (j) or
(m) of the definition of "Permitted Indebtedness";

            (f) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of any Restricted Entity and, with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as required in conformity with GAAP shall have been made therefor;

            (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (h) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds, escrows and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

            (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of any Restricted Entity incurred in the ordinary course of business;

            (j) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (k) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by any Restricted Entity; provided that such Lien does not extend to any property or assets of any Restricted Entity other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

            (l) Liens securing obligations of the Company or the Parent under Interest Rate Agreements or Currency Agreements permitted to be incurred under clause (f) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

            (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (n) Liens securing reimbursement obligations of any Restricted Entity with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (o) Liens arising from purchase money mortgages and purchase money security interests; provided that (i) the related Indebtedness shall not be secured by any property or assets of any Restricted Entity other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

            (p) Liens securing the Escrow Account, the Pledged Securities and the proceeds thereof and the security interest created by the Amended and Restated Pledge Agreement;

            (q) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

            (r) Liens with respect to the equipment and related assets of the Company or the Parent installed on their respective networks in favor of Persons that have licensed, leased, transferred or granted to any Restricted Entity a right to use Telecommunications Assets or financed the purchase of Telecommunications Assets or securing the obligations of such Restricted Entity under an Incumbent Agreement; provided that such Liens will (1) be created on terms that the Company or the Parent (as the case may be) reasonably believes to be no less favorable to the Company or the Parent than Liens granted under clause (e) of this definition and (2) not secure any Indebtedness in excess of the Fair Market Value of the equipment and assets so secured;

            (s) Liens relating to revenues of any Restricted Entity arising as a result of obligations under an Incumbent Agreement; and

            (t) Liens on the property or assets or Capital Stock of Accounts Receivable Subsidiaries and Liens arising out of any sale of Accounts Receivable in the ordinary course of business (including in connection with a financing transaction) to or by an Accounts Receivable Subsidiary or to Persons that are not Affiliates of the Company or the Parent.

            "PERMITTED TELECOMMUNICATIONS ASSET SALE" means any transfer, conveyance, sale, lease or other disposition of a capital asset that is a Telecommunications Asset, the proceeds of which are treated as revenues (including deferred revenues) by the Parent or the Company in accordance with GAAP.

            "PERMITTED TELECOMMUNICATIONS JOINT VENTURE" means a corporation, partnership or other entity engaged in one or more Telecommunications Business in which the Company or the Parent owns, directly or indirectly, an equity interest.

            "PLEDGED SECURITIES" means the securities, consisting of Government Securities, deposited in the Escrow Account pursuant to the Original Pledge Agreement together with the New Pledged Securities.

            "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or, upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not otherwise constitute Redeemable Capital Stock but for provisions giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to holders of such Capital Stock that then provisions contained in Section 1017 and Section 1010 are to holders of the Notes and the Guarantees, and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to any provision prior to the repurchase by the Company or the Parent of such Notes and Guarantees as are required to be repurchased pursuant to Section 1017 and Section 1010.

            "RESTRICTED COMPANY SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "RESTRICTED ENTITY" means (i) any Restricted Subsidiary, (ii) the Parent, and (iii) the Company.

            "RESTRICTED PARENT SUBSIDIARY" means any Subsidiary of the Parent other than (i) the Company, (ii) a Restricted Company Subsidiary, and (iii) an Unrestricted Subsidiary.

            "RESTRICTED SUBSIDIARY" means any Restricted Company Subsidiary and any Restricted Parent Subsidiary.

            "SALE-LEASEBACK TRANSACTION" means any direct or indirect arrangement, or series of related arrangements, with any Person (other than a Restricted Entity) or to which any Person (other than a Restricted Entity) is a party, providing for the leasing to a Restricted Entity of any property for an aggregate term exceeding three years, whether owned by the Company, the Parent or by any Subsidiary of either of them at the Issue Date or later acquired, which has been or is to be sold or transferred by such Restricted Entity to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property; provided that the transfer by any Restricted Entity of Telecommunications Assets to, and the leasing by any Restricted Entity of such assets from, a Permitted Telecommunications Joint Venture shall not constitute a Sale-Leaseback Transaction.

            "SIGNIFICANT SUBSIDIARY" means at any date of determination, the Company and any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Parent accounted for more than 10% of the consolidated revenues of the Parent and the Restricted Parent Subsidiaries, (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Parent and the Restricted Parent Subsidiaries, or
(iii) owns one or more FCC licenses the aggregate cost or Fair Market Value of which represents 5% or more of the net asset value of the Parent and the Restricted Parent Subsidiaries on a consolidated basis as of the end of such fiscal year, in the case of (i), (ii) or (iii) as set forth on the most recently available consolidated financial statements of the Parent for such fiscal year.

            "SUBSIDIARY" means, any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Parent or by one or more other Subsidiaries or by the Parent and one or more other Subsidiaries, unless used with respect to the Company, in which event as shall mean any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other of its Subsidiaries or by the Company and one or more other its Subsidiaries.

            "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, assets (including rights of way, trademarks and licenses) other than current assets that are utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration or provision of the Company's or the Parent's network, including, without limitation, any businesses or services in which the Company or the Parent is currently engaged and including any computer systems used in a Telecommunications Business. Telecommunications Assets also include 66 2/3% of the Voting Stock of another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided further such Voting Stock shall be held by a Restricted Entity, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary pursuant to this Indenture or a Permitted Telecommunications Joint Venture subject to the limitations set forth under clause (p) of the definition of "Permitted Investment" contained in Section 102 of this Supplemental Indenture. The determination of what constitutes Telecommunications Assets shall be made by the Board of Directors of the Parent and evidenced by a Board Resolution delivered to the Trustee.

            "TELECOMMUNICATIONS BUSINESS" means, the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing, acquiring or marketing Telecommunication Assets or other communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Parent or the Company, as the case may be.

            "TELECOMMUNICATIONS INDEBTEDNESS" means Indebtedness of any Restricted Entity incurred at any time within 315 days of, and for the purpose of financing all or any part of the cost of, the construction, expansion, installation, acquisition or improvement by any Restricted Entity of any new Telecommunications Assets; provided that the proceeds of such Indebtedness are expended for such purposes within such 315-day period; and provided further that the Net Cash Proceeds from the issuance of such Indebtedness does not exceed, as of the date of incurrence thereof, 100% of the lesser of the cost or Fair Market Value of such Telecommunications Assets; provided further that, to the extent an Incumbent Agreement is characterized as a Capitalized Lease Obligation, it shall be considered Telecommunications Indebtedness.

            "UNRESTRICTED SUBSIDIARY" means:

            (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Parent as provided below); and

            (b)   any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors of the Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company, the Parent nor any other Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or the Parent or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1012, (iv) no Restricted Entity has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Parent, and (v) none of the Company, the Parent, nor any other Subsidiary of either of them has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company or the Parent (as the case may be) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1011.

SECTION 103. DEFINITIONS FOR PURPOSES OF SECTION 1017(a).

            The following definitions will apply for the purposes of interpretation of Section 1017(a) and the defined terms contained in this
Section 103. Capitalized terms used in Section 1017(a) or in this Section 103 which are not defined in this Section 103 shall be given the meaning ascribed to them in Section 102 of this Supplemental Indenture, or, if such term is not defined in such Section 102, in Section 101 of the Indenture.

            "ACCOUNTS RECEIVABLE SUBSIDIARY" means any Restricted Company Subsidiary that is, directly or indirectly, wholly owned by the Company (other than directors qualifying shares) and organized for the purpose of and engaged in (i) purchasing, financing and collecting accounts receivable obligations of customers of any Restricted Company Subsidiary, (ii) the sale or financing of accounts receivable or interests therein and (iii) other activities directly related thereto.

            "ALLOWABLE COMPANY INDEBTEDNESS" means Indebtedness incurred by the Company if, at the time of such incurrence, the Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio would have been less than or equal to (i)
6.0 to 1.0 but greater than zero, for Indebtedness incurred on or prior to December 31, 2001, or (ii) 5.0 to 1.0 but greater than zero for Indebtedness incurred thereafter.

            "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company; (ii) all or substantially all of the properties and assets of the Company or any Subsidiary of the Company; or (iii) any other properties or assets of the Company or any Subsidiary of the Company, other than in the ordinary course of business (it being understood that the ordinary course of business includes, but is not restricted to, any transfer or sale of, or the grant of a right to use, an asset to an Incumbent pursuant to
(x) an Incumbent Agreement, (y) applicable law or (z) an agreement to which such Incumbent is a party which exists on the date of, and is not entered into in contemplation of, such Incumbent Agreement). For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (A) that constitutes a Permitted Transaction, (B) of the Company to any Restricted Company Subsidiary, or of any Restricted Company Subsidiary to the Company or any other Restricted Company Subsidiary in accordance with the terms of this Indenture, (C) having an aggregate Fair Market Value of less than $2,000,000 (or the equivalent thereof in any other currency) in any given fiscal year, (D) by the Company or a Restricted Company Subsidiary to a Person who is not an Affiliate of the Company in exchange for Telecommunications Assets (or not less than 66 2/3% of the outstanding Voting Stock of a Person that becomes a Restricted Company Subsidiary, the assets of which consist primarily of Telecommunications Assets) or related telecommunications services where, in the good faith Judgment of the Board of Directors of the Company evidenced by a Board Resolution, the Fair Market Value of such Telecommunications Assets (or such Voting Stock) or services so received is at least equal to the Fair Market Value of the properties or assets disposed of or, if less, the difference is received by the Company in cash in an amount at least equal to such difference,
(E) constituting Capital Stock of an Unrestricted Company Subsidiary or other Investment that was not a Restricted Payment when made, (F) constituting accounts receivable of the Company or a Restricted Company Subsidiary to an Accounts Receivable Subsidiary or in consideration of Fair Market Value thereof, to Persons that are not Affiliates of the Company or any Subsidiary of the

Company in the ordinary course of business, including in connection with financing transactions, (G) in connection with a Sale-Leaseback Transaction otherwise permitted to be incurred as Permitted Indebtedness or as Allowable Company Indebtedness, (H) to a Permitted Telecommunications Joint Venture if such transfer of properties or assets is permitted under the definition of "Permitted Investments", (I) in connection with a Permitted Telecommunications Asset Sale or (J) to an Unrestricted Company Subsidiary if not a Restricted Payment.

            "BOARD OF DIRECTORS" means, either the board of directors of the Company or any duly authorized committee of that board.

            "BOARD RESOLUTION" means, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "CASH EQUIVALENTS" means:

            (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

            (b) certificates of deposit or acceptance with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500,000,000;

            (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States and rated at least A-1 by S&P or at least P-1 by Moody's; and

            (d) money market mutual funds that invest substantially all of their assets in securities of the type described in the preceding clauses.

            "CONSOLIDATED ADJUSTED NET INCOME" means, with respect to any period, the consolidated net income (or loss) of the Company and all Restricted Company Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication:

            (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

            (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business;

            (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Company Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Company Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Company Subsidiary in cash dividends or distributions during such period;

            (d) the net income (or loss) of any Person combined with the Company or any Restricted Company Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

            (e) the net income of any Restricted Company Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Company Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Company Subsidiary or its stockholders (except, for purposes of determining whether any Indebtedness is Allowable Company Indebtedness, any Permitted Restriction); and

            (f) any net income (or loss) from any Restricted Company Subsidiary that was an Unrestricted Company Subsidiary at any time during such period other than any amounts actually received from such Restricted Company Subsidiary.

            "CONSOLIDATED INDEBTEDNESS" means, with respect to any period, the aggregate amount of Indebtedness of the Company and its Restricted Company Subsidiaries outstanding at the date of determination as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED OPERATING CASH FLOW RATIO" means, at any date of determination, the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Operating Cash Flow for the two preceding fiscal quarters for which financial information is available immediately prior to the date of determination, multiplied by two; provided that any Indebtedness incurred or retired by the Company or any of its Restricted Company Subsidiaries during the fiscal quarter in which the transaction date occurs shall be calculated as if such Indebtedness were so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs (provided further that, in making any such computation, the aggregate amount of Indebtedness under any revolving credit or similar facility shall be deemed to include an amount of funds equal to the average daily balance of such Indebtedness during such two fiscal quarter period); and provided further that
(x) if the transaction giving rise to the need to calculate the Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio would have the effect of increasing or decreasing Consolidated Indebtedness or Consolidated Operating Cash Flow in the future, Consolidated Indebtedness and Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such two fiscal quarter period preceding the date of determination; (y) if during such two fiscal quarter period, the Company or any of its Restricted Company Subsidiaries shall have engaged in any Asset Sale in respect of any company, entity or business, Consolidated Operating Cash Flow for such period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive), or increased by an amount equal to the Consolidated Operating Cash Flow (if negative), directly attributable to the company, entity or business that is the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period; or (z) if during such two fiscal quarter period the Company or any of its Restricted Company Subsidiaries shall have acquired any company, entity or business, Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if such acquisition and any related financing had occurred on the first day of such period.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the sum of:

            (a) the consolidated interest expense of the Company and its Restricted Company Subsidiaries for such period, including (i) amortization of debt discount, (ii) the net cost of

Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company and (vi) amortization of debt issuance costs, plus

            (b) the consolidated interest component of Capitalized Lease Obligations of the Company and its Restricted Company Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period; excluding, however, any amount of such interest of any Restricted Company Subsidiary if the net income of such Restricted Company Subsidiary is excluded in the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof (but only in the same proportion as the net income of such Restricted Company Subsidiary is excluded from the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof); provided that in making such computation, (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (y) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period and (z) the interest rate with respect to any Indebtedness covered by an Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

            "CONSOLIDATED OPERATING CASH FLOW" means, with respect to any period, the Consolidated Adjusted Net Income for such period:

            (a) increased by (to the extent deducted in computing Consolidated Adjusted Net Income) the sum of (i) the Consolidated Tax Expense of such Restricted Company Subsidiaries as are subject to the immediately preceding parenthetical clause for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Company Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; (iv) amortization of the Company and the Restricted Company Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Adjusted Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Company and its Restricted Company Subsidiaries for such period in accordance with GAAP; and

            (b) decreased by any non-cash gains of the Company and the Restricted Company Subsidiaries that were included in computing Consolidated Adjusted Net Income.

            "CONSOLIDATED TAX EXPENSE" means, for any period, the provision for U.S. federal, state, provincial, local and foreign income taxes of the Company and the Restricted Company Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more (provided that such 30-day grace period shall not be applicable to the first four interest payments due on the Notes);

            (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

            (c) default in the performance, or breach, of any covenant or agreement of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clause (a) or (b) or in clause (B), (C) or (D) of this clause (c)) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; (B) default in the performance or breach of the provisions of Section 1017; (C) completion of any transaction or series of transactions pursuant to which the Company consolidates with or merges into any other Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all of the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis to any other Person or Persons, which does not constitute a Permitted Transaction; and (D) default in the performance or breach of Section 1010;

            (d) (A) one or more defaults in the payment of principal of or premium, if any, or interest on Indebtedness of the Company or any Significant Subsidiary aggregating $7,500,000 or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Significant Subsidiary aggregating $7,500,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof;

            (e) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against the Company or any Significant Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $7,500,000 and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 30 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

            (f) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

            (g) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

            (h) the Pledge Agreement ceases to be in full force and effect before payment in full of the obligations thereunder.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise specified herein, Fair Market Value shall be determined by the Board of Directors acting in good faith and as of the date on which such determination is made.

            "INCUMBENT" means any railroad, utility, governmental entity, pipeline or other licensed owner (which ownership is determined immediately prior to any transaction with the Company or a Restricted Company Subsidiary) of Telecommunications Assets to be used in the Company's network pursuant to an Incumbent Agreement (and any subsidiary or Affiliate of such Person that is a party to an Incumbent Agreement for the sole purpose of receiving payments from the Company or a Restricted Company Subsidiary pursuant to such agreement).

            "INCUMBENT AGREEMENT" means an agreement between an Incumbent and the Company or a Restricted Company Subsidiary pursuant to which, among other things, such Incumbent receives a payment equal to a percentage of the Company's or such Restricted Company Subsidiary's revenues, if any, attributable, in whole or in part, to Telecommunications Assets transferred or leased, or with respect to which a right of use has been granted, by such Incumbent to the Company or such Restricted Company Subsidiary and upon or with respect to which the Company or such Restricted Company Subsidiary has constructed or intends to construct a portion of its network.

            "INCUR" OR "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable or responsible for the payment of, or otherwise incur, such Indebtedness, contingently or otherwise; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness. With respect to Indebtedness to be borrowed under a binding commitment previously entered into that provides for the Company to Incur Indebtedness on a revolving basis, the Company shall be deemed to have Incurred the greater of (a) the Indebtedness actually Incurred or (b) all or a portion of the amount of such unborrowed commitment that the Company shall have so designated to be Incurred in an Officer's Certificate delivered to the Trustee (in which case the Company shall not be deemed to incur such unborrowed amount at the time or times it is actually borrowed).

            "INDEBTEDNESS" means, with respect to any Person at any date of determination, without duplication:

            (a) all liabilities, contingent or otherwise, of such Person: (i) for borrowed money (including overdrafts), (ii) in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities (including reimbursement obligations with respect thereto), (iii) evidenced by bonds, notes, debentures or other similar instruments, (iv) for the deferred and unpaid purchase price of property or services or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or (v) for Capitalized Lease Obligations (including any Sale-Leaseback Transaction);

            (b) all obligations of such Person under or in respect of Interest Rate Agreements and Currency Agreements;

            (c) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to any property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of (i) the Fair Market Value of such property or asset and (ii) the amount of such obligation so secured);

            (d) all guarantees by such Person of Indebtedness referred to in this definition of any other Person; and

            (e) all Redeemable Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends.

            The amount of Indebtedness of any Person at any date will be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or designated as incurred and certified by an officer of the Company to have been Incurred on such date pursuant to clause (b) of the last sentence of the definition of "Incur") of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount equals the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for U.S. federal, state, local or other taxes owed by such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, trade accounts and accrued liabilities arising in the ordinary course of business will not be considered Indebtedness for purposes of this definition.

            "INVESTED CAPITAL" means the sum of:

            (a) 75% of the aggregate net cash proceeds received by the Company from the issuance of (or capital contributions with respect to) any Qualified Capital Stock subsequent to the Issue Date, other than the issuance of Qualified Capital Stock to a Restricted Company Subsidiary; and

            (b) 75% of the aggregate net cash proceeds from sales of Redeemable Capital Stock of the Company or Indebtedness of the Company convertible into Qualified Capital Stock of the Company, in each case upon such redemption or conversion thereof into Qualified Capital Stock.

            "INVESTMENT" means, with respect to the Company's relationship with any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Company Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Company Subsidiary at such time and the portion (proportionate to the Company's equity interest in such Subsidiary of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated a Restricted Company Subsidiary shall be considered a reduction in outstanding Investments. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "NET CASH PROCEEDS" means:

            (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Company Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Company Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Company Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Company Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; and

            (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Redeemable Capital Stock that has been converted into or exchanged for Qualified Capital Stock, as referred to in the definition of "Restricted Payment" contained in this Section 103, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Parent or any Subsidiary of the Parent), net of fees, commissions and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "PERMITTED INDEBTEDNESS" means:

            (a) Indebtedness of the Company pursuant to the Notes or of any Restricted Company Subsidiary pursuant to a Guarantee of the Notes;

            (b) Indebtedness of the Company or any Restricted Company Subsidiary outstanding on the Issue Date;

            (c) Indebtedness of the Company owing to any Restricted Company Subsidiary (but only so long as such Indebtedness is held by such Restricted Company Subsidiary); provided that any Indebtedness of the Company owing to any such Restricted Company Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; and provided further that any transaction pursuant to which any Restricted Company Subsidiary to which such Indebtedness is owed ceases to be a Restricted Company Subsidiary shall be deemed to be an incurrence of Indebtedness by the Company that is not permitted by this clause
(c);

            (d) Indebtedness of any Restricted Company Subsidiary owing to the Company or of any Restricted Company Subsidiary owing to another Restricted Company Subsidiary;

            (e) Indebtedness of the Company or any Restricted Company Subsidiary in respect of performance, surety or appeal bonds or under letter of credit facilities provided in the ordinary course of business and, in the case of letters of credit, under which recourse to the Company is limited to the cash securing such letters of credit;

            (f) Indebtedness of the Company under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements are designed to protect the Company or any Restricted Company Subsidiary against, or manage exposure to, fluctuations in currency exchange rates and interest rates, respectively, and that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

            (g) Telecommunications Indebtedness and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, such Telecommunications Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses);

            (h) Indebtedness of the Company or any Restricted Company Subsidiary consisting of guarantees, indemnities or obligations in connection with (1) Telecommunications Indebtedness, (2) Indebtedness permitted under clause (j) or
(m) of this "Permitted Indebtedness" definition or (3) in respect of purchase price adjustments in connection with the acquisition of or disposition of assets, including shares of Capital Stock;

            (i) Indebtedness of the Company not to exceed, at any time outstanding, 2.0 times the Net Cash Proceeds from the issuance and sale after the Issue Date, other than to a Restricted Company Subsidiary, of Qualified Capital Stock of the Company, to the extent such Net Cash Proceeds have not been used to make Restricted Payments pursuant to clause (a)(3)(B) or clauses (b)(ii) and (iii) of the definition of "Restricted Payment" or to make any Permitted Investments under clause (h) of the definition of Permitted Investments; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

            (j) Indebtedness of the Company or any Restricted Company Subsidiary under one or more Credit Facilities; provided that the aggregate principal amount of any Indebtedness incurred pursuant to this clause (j) (including any amounts refinanced or refunded under this clause (j)) does not exceed at any time outstanding the greater of (x) 80% of eligible consolidated accounts receivable of the Company as of the last fiscal quarter for which financial statements are prepared or (y) $50,000,000 or the equivalent thereof in one or more foreign currencies; and any Indebtedness incurred in exchange for, or the net proceeds of which are used to refinance or refund, Indebtedness issued under this clause (j) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses);

            (k) Indebtedness of the Company or a Restricted Company Subsidiary issued in exchange for, or the net proceeds of which are used to refinance or refund, then-outstanding Indebtedness of the Company or a Restricted Company Subsidiary, incurred under the ratio test set forth in clause (i) or (ii) of the definition of "Allowable Company Indebtedness" or under clauses (b) through (f),
(h), (i) and (m) of this definition of "Permitted Indebtedness," and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause
(k) if (A) in case the Notes are refinanced in part, or the Indebtedness to be refinanced ranks equally with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made to rank equally with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding is expressly made subordinate in right of payment to the Notes at least to the same extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness being refinanced or refunded; provided further that no Indebtedness incurred under this clause (k) in exchange for, or the proceeds of which refinance or refund, any Indebtedness incurred under the ratio test set forth under clause (i) or (ii) of the definition of "Allowable Company Indebtedness" will mature prior to the Stated Maturity of the Notes or have an Average Life shorter than the Notes; provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Company Subsidiary issued pursuant to this clause (k);

            (l) Indebtedness arising by reason of the recharacterization of a sale of accounts receivable to an Accounts Receivable Subsidiary; and

            (m) Indebtedness of the Company or any Restricted Company Subsidiary in addition to that permitted to be incurred pursuant to clauses (a) through (l) above in an aggregate principal amount not in excess of $30,000,000 (or the equivalent thereof in one or more foreign currencies) at any time outstanding.

            "PERMITTED INVESTMENT" means any of the following:

            (a) Investments in Cash Equivalents; provided that the term "with a maturity of 180 days or less" in clauses (a), (b) and (c) of the definition of "Cash Equivalents" is changed to "with a maturity of one year or less" for the purposes of this definition of "Permitted Investments" only;

            (b) Investments in the Company or any Restricted Company Subsidiary;

            (c) Investments by the Company or any Restricted Company Subsidiary in another Person if, as a result of such Investment, (i) such other Person becomes a Restricted Company Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Company Subsidiary;

            (d) Investments in the form of intercompany Indebtedness to the extent permitted under clauses (c) and (d) of the definition of "Permitted Indebtedness;"

            (e) Investments in existence on the Issue Date;

            (f) Investments in the Pledged Securities to the extent required by the Pledge Agreement;

            (g) Investments in an amount not to exceed $1,000,000 (or the equivalent thereof in one or more foreign currencies) at any one time outstanding;

            (h) Investments in an aggregate amount not to exceed the sum of (1) Invested Capital, (2) the Fair Market Value of Qualified Capital Stock of the Company, Redeemable Capital Stock of the Company, or Indebtedness of the Company convertible into Qualified Capital Stock of the Company, in the latter two cases upon such redemption or conversion thereof into Qualified Capital Stock of the Company, issued by the Company or any Restricted Company Subsidiary as consideration for any such Investments made pursuant to this clause (h), and (3) in the case of the disposition or repayment of any Investment made pursuant to this clause (h) after the Issue Date (including by redesignation of an Unrestricted Company Subsidiary to a Restricted Company Subsidiary), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; provided, however, that the amount of any Permitted Investments under this clause (h) shall be excluded from the computation of the amount of any Restricted Payment;

            (i) Investments in trade receivables, prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits or escrow;

            (j) Loans, advances and extensions of credit to employees made in the ordinary course of business of the Company not in excess of $500,000 (or the equivalent thereof in one or more foreign currencies) in any fiscal year;

            (k) Bonds, notes, debentures or other securities evidencing Indebtedness received as a result of Asset Sales permitted under Section 1017);

            (l) Endorsements for collection or deposit in the ordinary course of business by the Company or any Restricted Company Subsidiary of bank drafts and similar negotiable instruments of any other person received as payment for ordinary course of business trade receivables;

            (m) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of, or in connection with, the acquisition of such Person;

            (n) Investments in or acquisitions of Capital Stock, indebtedness, securities or other property of Persons (other than Affiliates of the Company) received by the Company or any of its Restricted Company Subsidiaries in the bankruptcy or reorganization of or by such Person or any exchange of such Investment with the issuer thereof or taken in settlement of or other resolution of claim or disputes, and, in each case, extensions, modifications and renewals thereof;

            (o) Investments in any Person to which Telecommunications Assets used in an Initial System have been transferred and which person has provided to the Company or a Restricted Company Subsidiary the right to use such assets pursuant to an Incumbent Agreement; provided that, in the good faith determination of the Board of Directors, the present value of the future payments expected to be received by the Company in respect of any such Investment plus the Fair Market Value of any capital stock or other securities received in connection therewith shall be at least equal to the Fair Market Value of such Investment; and

            (p) Investments in one or more Permitted Telecommunications Joint Ventures; provided that the total original cost of all such Permitted Telecommunications Joint Ventures plus the cost or Fair Market Value, as applicable, of all additions thereto less the sum of all amounts received as returns thereon shall not exceed $20,000,000 (or the equivalent thereof in one or more foreign currencies).

            "PERMITTED LIENS" means:

            (a) Liens existing on the Issue Date;

            (b) Liens on any property or assets of a Restricted Company Subsidiary granted in favor of the Company or any Restricted Company Subsidiary;

            (c) Liens on any property or assets of the Company or any Restricted Company Subsidiary securing the Notes or any Guarantees thereof;

            (d) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease permitted by this Indenture;

            (e) Liens securing Indebtedness incurred under clauses (g), (j) or
(m) of the definition of "Permitted Indebtedness";

            (f) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Company Subsidiary and, with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as required in conformity with GAAP shall have been made therefor;

            (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

            (h) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds, escrows and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

            (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Company Subsidiary incurred in the ordinary course of business;

            (j) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (k) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Company Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Company Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

            (l) Liens securing obligations of the Company under Interest Rate Agreements or Currency Agreements permitted to be incurred under clause (f) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

            (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

            (n) Liens securing reimbursement obligations of the Company or any Restricted Company Subsidiary with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (o) Liens arising from purchase money mortgages and purchase money security interests; provided that (i) the related Indebtedness shall not be secured by any property or assets of the Company or of any Restricted Company Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

            (p) Liens securing the Escrow Account, the Pledged Securities and the proceeds thereof and the security interest created by the Pledge Agreement;

            (q) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

            (r) Liens with respect to the equipment and related assets of the Company installed on its network in favor of Persons that have licensed, leased, transferred or granted to the Company or any Restricted Company Subsidiary a right to use Telecommunications Assets or financed the purchase of Telecommunications Assets or securing the obligations of the Company or such Restricted Company Subsidiary under an Incumbent Agreement; provided that such Liens will (1) be created on terms that the Company reasonably believes to be no less favorable to the Company than Liens granted under clause (e) of this definition and (2) not secure any Indebtedness in excess of the Fair Market Value of the equipment and assets so secured;

            (s) Liens relating to revenues of the Company or any Restricted Company Subsidiary arising as a result of obligations under an Incumbent Agreement; and

            (t) Liens on the property or assets or Capital Stock of Accounts Receivable Subsidiaries and Liens arising out of any sale of Accounts Receivable in the ordinary course of business (including in connection with a financing transaction) to or by an Accounts Receivable Subsidiary or to Persons that are not Affiliates of the Company.

            "PERMITTED RESTRICTION" means:

            (a) any agreement or instrument governing or relating to Indebtedness under any senior financing facility permitted to be incurred under clause (g), (j) or (m) of the definition of Permitted Indebtedness if such encumbrance or restriction applies only (A) to amounts which at any point in time (other than during such periods as are described in the following clause
(B)) (1) exceed scheduled amounts due and payable (or which are to become due and payable within 30 days) in respect of the Notes or this Indenture for interest, premium, and Liquidated Damages, if any, and principal less the amount of cash that is otherwise available to the Company at such time for the payment of interest, premium and Liquidated Damages, if any, and principal due and payable in respect of the Notes or this Indenture or (2) if paid, would result in an event described in the following clause (B) of this sentence, or (B) during the tendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder or holders of such Indebtedness to declare such Indebtedness to be immediately due and payable or to require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided; and

            (b) any encumbrance or restriction under the Vendor Credit Facility.

            "PERMITTED TELECOMMUNICATIONS ASSET SALE" means any transfer, conveyance, sale, lease or other disposition of a capital asset that is a Telecommunications Asset, the proceeds of which are treated as revenues (including deferred revenues) by the Company in accordance with GAAP.

            "PERMITTED TELECOMMUNICATIONS JOINT VENTURE" means a corporation, partnership or other entity engaged in one or more Telecommunications Business in which the Company owns, directly or indirectly, an equity interest.

            "PERMITTED TRANSACTION" means a transaction or a series of transactions pursuant to which the Company consolidates with or merges with or into any other Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets to any other Person or Persons, or pursuant to which any Restricted Company Subsidiary enters into any such transaction or series of transactions, provided always that such transaction or series of transactions, shall not be permitted if it or they in the aggregate would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Company Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto:

                  (i) either (A) the Company shall be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Company Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Company Subsidiaries on a consolidated basis, as the case may be (the "Surviving Company Entity"), (1) shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture to this Indenture in form satisfactory to the Trustee, the Company's obligations pursuant to the Notes for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant herein on the part of the Company to be performed or observed;

            (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Company Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

            (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the two fiscal quarter period ending immediately prior to the consummation of such transaction or series of transactions, with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Company Entity if the Company is not the continuing obligor hereunder) could incur at least $1.00 of additional Allowable Company Indebtedness (other than Permitted Indebtedness); and

            (d) the Company or such Person shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate (attaching the computations to demonstrate compliance with clause
(c) above) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, constitute a Permitted Transaction for the purposes of this definition and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Provided that:

                           (i) any merger or consolidation of a Restricted
                  Company Subsidiary with and into the Company (with the Company being the surviving entity) or another Restricted Company Subsidiary need only comply with clauses (c) and (d) above in order to qualify as a Permitted Transaction. Further, any reincorporation of the Company or any Restricted Company Subsidiary under the laws of the United States of America, any state thereof or the District of Columbia shall be a Permitted Transaction;

                           (ii) Upon any consolidation of the Company with or
                  merger of the Company with or into any other corporation or any sale, assignment, conveyance, transfer, lease or disposition of the properties and assets of the Company substantially as an entirety to any Person that qualifies as a Permitted Transaction pursuant to clauses (a) through (d) of this definition in which the Company is not the continuing obligor hereunder, the Surviving Company Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder with the same effect as if such successor Person had been named as the Company herein. When a successor assumes all of the obligations of its predecessor under the Indenture, the predecessor shall be released from such obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium and Liquidated Damages, if any, and interest on the Notes.

                           (iii) If, upon any such consolidation of the Company
                  with or merger of the Company into any other corporation, or upon any sale, assignment, conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien qualifies as a Permitted Lien without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, lease or transfer, shall as to such property or assets, secure the Notes Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Notes to be so secured.

                  "RESTRICTED PAYMENT" means any of the following actions whether taken directly or indirectly and whether taken by the Company or any Restricted Company Subsidiary:

                  (a) (1) the declaration or payment of any dividend on, or making of any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

                           (2) purchasing, redeeming or otherwise acquiring or retiring for value, directly or indirectly, any shares of Capital Stock of the Company or any Capital Stock of any of its Affiliates (other than Capital Stock of the Parent, any Subsidiaries of the Parent that are not Company Restricted Subsidiaries and any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

                           (3) making any principal payment on, or repurchasing, redeeming, defeasing or otherwise acquiring or retiring for value, prior to the Stated Maturity of any principal payment or any sinking fund payment, any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes; or

                           (4) making any Investment (other than any Permitted Investment) in any Person;

         (such payments or other actions described in (but not excluded from) clauses (1) through (4) are collectively referred to as "Restricted Payments"); unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company could incur at least $1.00 of additional Allowable Company Indebtedness (other than Permitted Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made after the Issue Date shall not exceed the sum of:

                           (i) (A) 100% of Consolidated Operating Cash Flow of
                  the Company less 1.5 times Consolidated Interest Expense of the Company or (B) if Consolidated Operating Cash Flow of the Company is a negative, minus 100% of such negative amount, in each case on a cumulative basis for the period beginning on the first day of the Company's first fiscal quarter after the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

                           (ii) the aggregate Net Cash Proceeds and the Fair
                  Market Value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets, received by the Company after the Issue Date as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company; plus

                           (iii) the aggregate Net Cash Proceeds and the Fair
                  Market Value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets, received by the Company after the Issue Date from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate Net Cash Proceeds and the Fair Market Value of Telecommunications Assets or Voting

                  Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets, received by the Company at the time of such conversion or exchange; plus

                           (iv) to the extent not otherwise included in
                  Consolidated Operating Cash Flow of the Company, an amount equal to the sum of (a) the net reduction in Investments (other than Permitted Investments) in any Person (other than a Restricted Subsidiary) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the Issue Date from such Person and (b) the amount of any net reduction in Investments resulting from the redesignation of an Unrestricted Company Subsidiary as a Restricted Company Subsidiary (valued as provided in the definition of "Investment") at the time of such redesignation; provided that, in the case of (a) or (b) above, the foregoing sum shall not exceed the total amount of Investments (other than Permitted Investments) previously made in such Person or Unrestricted Company Subsidiary by the Company and its Restricted Company Subsidiaries.

                  (b) Notwithstanding the above, the following actions by the Company or any Restricted Company Subsidiary shall not constitute Restricted Payments so long as (with respect to clauses (1) through (6) below) no Default or Event of Default shall have occurred and be continuing:

                           (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

                           (2) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company (x) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company; (y) that are held by former officers, employees or directors (or their estates or beneficiaries under their estates) of the Company or any of its Subsidiaries; provided that the aggregate amount of such purchase, redemption or other acquisition or retirement for value under this clause (y) will not exceed $250,000 (or the equivalent thereof in one or more foreign currencies) in any given fiscal year; or (z) pursuant to the employment agreement dated August 4, 1997, between the Company and Richard Jalkut, as amended and as in effect on the Issue Date (and any extensions or renewals thereof); provided that the amount of such purchase, redemption or other acquisition or retirement for value under this clause (z) will not exceed $1,000,000 (or the equivalent thereof in one or more foreign currencies) in any given fiscal year;

                           (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes in exchange for, or out of the Net Cash

         Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Company;

                           (4) the purchase of any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to Section 1010; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

                           (5) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness (other than Redeemable Capital Stock) of the Company that is expressly subordinated in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Indebtedness of the Company that is expressly subordinated in right of payment to the Notes, so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of (x) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (B) such new Indebtedness is subordinated to the Notes to the same extent as such Indebtedness so purchased, redeemed, defeased, acquired or retired; and (C) such new Indebtedness has an Average Life longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity of principal later than the final Stated Maturity of the Indebtedness being refinanced; and

                           (6) the payment of cash in lieu of fractional shares of Common Stock pursuant to the Warrant Agreement.

                  The actions described in clauses (1) through (4) and (6) of this paragraph (b) shall be Restricted Payments that shall be permitted in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a) above. The actions described in clause (5) of this paragraph (b) shall be Restricted Payments that shall be permitted in accordance with this paragraph
(b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a).

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Company Subsidiary.

                  "SALE-LEASEBACK TRANSACTION" means any direct or indirect arrangement, or series of related arrangements, with any Person (other than the Company or a Restricted Company Subsidiary) or to which any Person (other than the Company or a Restricted Company

Subsidiary) is a party, providing for the leasing to the Company or to a Restricted Company Subsidiary of any property for an aggregate term exceeding three years, whether owned by the Company or by any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Company Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property; provided that the transfer by the Company or any Restricted Company Subsidiary of Telecommunications Assets to, and the leasing by the Company or any Restricted Company Subsidiary of such assets from, a Permitted Telecommunications Joint Venture shall not constitute a Sale-Leaseback Transaction.

                  "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Company Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and its Restricted Company Subsidiaries,
(ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Company Subsidiaries, or
(iii) owns one or more FCC licenses the aggregate cost or Fair Market Value of which represents 5% or more of the net asset value of the Company and its Restricted Company Subsidiaries on a consolidated basis as of the end of such fiscal year, in the case of (i), (ii) or (iii) as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, assets (including rights of way, trademarks and licenses) other than current assets that are utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration or provision of the Company's network, including any businesses or services in which the Company is currently engaged and including any computer systems used in a Telecommunications Business. Telecommunications Assets also include 66 2/3% of the Voting Stock of another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided further such Voting Stock shall be held by the Company or a Restricted Company Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Company pursuant to this Indenture or a Permitted Telecommunications Joint Venture subject to the limitations set forth under clause (p) of the definition of "Permitted Investment" contained in this Section 103. The determination of what constitutes Telecommunications Assets shall be made by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee.

                  "TELECOMMUNICATIONS BUSINESS" means, the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing, acquiring or marketing Telecommunication Assets or other communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in clause (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors of the Company.

                  "TELECOMMUNICATIONS INDEBTEDNESS" means, Indebtedness of the Company or any Restricted Company Subsidiary incurred at any time within 315 days of, and for the purpose of financing all or any part of the cost of, the construction, expansion, installation, acquisition or improvement by the Company or any Restricted Company Subsidiary of any new

Telecommunications Assets; provided that the proceeds of such Indebtedness are expended for such purposes within such 315-day period; and provided further that the Net Cash Proceeds from the issuance of such Indebtedness does not exceed, as at the date of incurrence thereof, 100% of the lesser of the cost or Fair Market Value of such Telecommunications Assets; provided further that, to the extent an Incumbent Agreement is characterized as a Capitalized Lease Obligation, it shall be considered Telecommunications Indebtedness.

                  "UNRESTRICTED COMPANY SUBSIDIARY" means:

                  (a) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Company Subsidiary (as designated by the Board of Directors as provided below); and

                  (b) any Subsidiary of an Unrestricted Company Subsidiary.

                  The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Company Subsidiary so long as (i) neither the Company nor any other Subsidiary of the Company is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Company Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity,
         (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Company Subsidiary will not violate the provisions of Section 1012, (iv) neither the Company nor any Restricted Company Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (v) neither the Company nor any other Subsidiary of the Company has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors may designate any Unrestricted Company Subsidiary as a Restricted Company Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Allowable Company Indebtedness (other than Permitted Indebtedness).

SECTION 104. AMENDMENT TO SECTION 103. Section 103 of the Indenture is hereby amended by deleting the existing Section 103 in its entirety and replacing it with the following:

Section 103.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Any certificate or opinion of an officer of the Parent may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Parent, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.



                           AMENDMENTS TO "NOTE FORMS"

SECTION 105. AMENDMENT TO SECTION 202. Section 202 of the Indenture is hereby amended by deleting the existing Section 202 in its entirety and replacing it with the following:

         Section 202.  Form of Face of Note.


                                  PATHNET, INC.


                          12 1/4% Senior Note due 2008




                                                          [CUSIP]_______________
                                                         [ISIN]_________________

No._____________                                                       $________

   Pathnet, Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture, as amended by the Supplemental Indenture, each hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of ________________ Dollars on April 15, 2008, at the office or agency of the Company and the Parent (as defined below) referred to below, and to pay interest thereon on October 15, 1998 and semi-annually thereafter, on April 15 and October 15 in each year, from April 8, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, shall be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business of the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. This Note has been issued with original issue discount for U.S. federal income tax purposes.

   This Note is unconditionally guaranteed by Pathnet Telecommunications, Inc., a Delaware corporation (herein called the "Parent") as set forth in the Guarantee endorsed hereon.

   The following information is supplied for purposes of Section 1273 and 1275 of the Internal Revenue Code.

          Issue Date:                                      April 8, 1998
          Issue Price:                                     $988.29
          Original issue discount under Section 1273 of
          the Internal Revenue Code (for each $1,000
          principal amount):                               $11.71
          Yield Maturity                                   12.46%

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Note will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, the payment of interest may be made at the option of the Company or the Parent, as the case may be (i) by its check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States.

   The Holder of this Note is entitled to the benefits of the Notes Registration Rights Agreements, dated as of April 8, 1998 (the "Notes Registration Right Agreement"), between the Company and the Initial Purchasers named therein.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as amended by the Supplemental Indenture, or the Guarantee or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



   Dated:                                 PATHNET, INC.



                                          By____________________________________



                  Attest:



                  _______________________
                  Authorized Signature

SECTION 106. AMENDMENT TO SECTION 203. Section 203 of the Indenture is hereby amended by deleting the existing Section 203 in its entirety and replacing it with the following:

         Section 203. Form of Reverse Note.

                  This Note is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Senior Notes due 2008 (herein called the "Notes"), limited (except as otherwise provided in the Indenture, as amended by the Supplemental Indenture) in aggregate principal amount to $350,000,000, which may be issued under an indenture dated as of April 8, 1998 between the Company and The Bank of New York, as trustee, as amended by the Supplemental Indenture
dated as of [           ], 2000 between the Company, Pathnet Telecommunications,
Inc., and The Bank of New York, as trustee. References in this Note to the Indenture shall be deemed to be references to the Indenture as amended by the Supplemental Indenture. The Bank of New York, as trustee is herein called the "Trustee", which term includes any successor trustee under the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Parent, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The Notes are subject to redemption upon not less than 30 nor more than 60 days notice, at any time after April 15, 2003 as a whole or in part, at the election of the Company, at a Redemption Price (expressed as percentages of the principal amount) set forth below if redeemed during the 12-month period beginning April 15, of the years indicated (subject to the right of Holders of record on the relevant Regular Record Dates to receive interest due on an interest payment date):

                  Year                             Redemption Price
                  ----                             ----------------
             2003                                      106.125%
             2004                                      104.083%
             2005                                      102.042%
             2006 and thereafter                       100.00%

                  together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture.

   Notwithstanding the foregoing, at any time on or prior to April 15, 2001, the Company may redeem within 60 days of one or more Public Equity Offerings up to 35% of the aggregate principal amount of the Notes issued on the Issue Date at a redemption price equal to 112.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any thereon to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date) with the Net Cash Proceeds of one or more Public Equity Offerings; provided that at least 65% of the principal amount of the Notes issued on the Issue Date remain Outstanding.

   If less than all the Notes are to be redeemed, the Trustee will select the particular Notes to be redeemed not more than 60 days prior to the redemption date by such method as the Trustee deems fair and appropriate; provided that no such partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the date of redemption, interest will cease to accrue on Notes portions thereof called for redemption and accepted for payment.

   Upon the occurrence of a Change of Control, the Holder of this Note may require the Company, subject to certain limitations provided in Section 1010 of the Indenture and otherwise in this Indenture, to repurchase this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Purchase Date (as defined in Section 1010 of the Indenture).

   In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of record of such Notes, or one or more Predecessor Notes, at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

   In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

   If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

   The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Defaults, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Notice.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company, the Parent and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company and the Parent with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

   No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium and Liquidated Damages, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company and the Parent maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Parent and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee and transferees.

   The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for alike aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.



   All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 107. ADDITION OF SECTION 203A. The following Section 203A is hereby added to the Indenture:

         SECTION 203A. Guarantee of Note. Each of the Notes shall have the following Guarantee endorsed upon it:

         1.       Guarantee of Payment and Performance of Obligations.

                  (a) For value received, Pathnet Telecommunications, Inc. (the "Parent") unconditionally guarantees to the holder of any Outstanding Note or Notes (a "Holder") the full and punctual payment and performance of the Obligations (as defined in subsection (b) below). This Guarantee is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by the Company of each of the Obligations, and not of collectability only, and is no way conditioned upon any requirement that any Holder first attempt to seek payment or performance from the Company or any other Parent or surety or resort to any security or other means of obtaining payment of all or any of the Obligations or upon any other contingency. Upon any default by the Company in the full and punctual payment or performance of any of the Obligations, if such default remains uncured after the giving of any required notice and after any applicable period of cure, the liabilities and obligations of the Parent hereunder shall at the option of any Holder become forthwith effective, matured, due and payable without further demand or notice of any nature, all such demands and notices being expressly waived by the Parent.

                  (b) As used herein, the term "Obligations" means all obligations, covenants, liabilities, undertakings and agreements of any kind of the Company to all or any of the Holders contained in the Indenture, to be performed after the date hereof, howsoever, incurred, arising or evidenced, whether now or hereafter existing, due or to become due or of payment or performance and including, without limitation: (i) the prompt payment in full, in United States currency, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and interest on the Notes (including interest on any overdue principal, and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Indenture and under the Notes (including costs, expenses and taxes); and (ii) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Indenture, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively referred to as the "Obligations").

         2.       Guarantee Continuing and Liability Unaffected.

                  (a) Subject to Section 2 (c), this is a continuing guarantee and shall be binding upon the Parent regardless of how long before or after the date hereof any part of the Obligations was or is incurred by the Company. Subject to Section 2 (c), this Guarantee may be enforced by any or all of the Holders from time to time and as often as occasion for such enforcement may arise.

                  (b) If after receipt of any payment from the Parent made hereunder the Holders, or any of them, are compelled to surrender or voluntarily surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Holders, or (ii) any settlement or compromise by the Holders of any claim as to any of the foregoing with any person (including the Company), then the Obligations or part thereof affected shall be reinstated and continue and this Guarantee shall be reinstated and continue in full force as to such Obligations or part thereof as if such payment or proceeds had not been received. The provisions of this Section 2(b) shall survive the termination of this Guarantee and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

                  (c) The Parent shall be subrogated to all rights of the Holders in respect of any amounts paid by the Parent pursuant to the provisions of this Guarantee;

                           provided, however, that Parent shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with respect to any Obligation only after the payment of all amounts owed by the Company to the Holders with respect to all of the Obligations have been paid in full.

                  (d) This Guarantee shall terminate and be of no further force and effect as to any Note upon full payment of the Redemption Price with respect to such Note, provided, however, that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time the Company must restore payment of any sums paid under such Note or under this Guarantee for any reason whatsoever.

         3. Unconditional Nature of Parent's Obligations and Liabilities. The obligations and liabilities of the Parent hereunder shall be absolute and unconditional, and shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim the Parent may have against the Company or any other person or entity. Such obligations and liabilities shall remain in full force and effect for the period set forth in Section 2 above without regard to any event, circumstance or condition (whether or not the Parent shall have knowledge or notice thereof) which but for the provisions of this Section might constitute a legal or equitable defense or discharge of a Parent or surety or which might in any way limit recourse against the Parent, including:

                  (a) any amendment or modification or supplement to the terms of the Indenture, this Guarantee or any of the Notes, including the renewal or extension of the time for payment of the Notes or the granting of time in respect of the payment thereof;

                  (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Indenture or the Notes, or any exercise or non-exercise of any right, remedy or power in respect thereof;

                  (c) the invalidity or unenforceability, in whole or in part of the Indenture or this Guarantee resulting from the Company's or the Parent's lack of authority to enter into the Indenture and/or to incur any or all of the Obligations, by any person acting for the Company or the Parent without or in excess of authority;

                  (d) any actual, purported or attempted sale, assignment or other transfer by any or all of the Holders or by the Company or the Parent of the Indenture or the Notes or of any of their rights, interests or obligations thereunder;

                  (e) the addition of any party as a Parent or surety of all or any part of the Obligations or any limitation of the liability of any additional Parent or surety of all or any part of the Obligations under any other agreement;

                  (f) any merger or consolidation of the Company or of the Parent into or with any other entity, or any sale, lease, transfer or other disposition of any or all of any Company's or the Parent's assets or any sale, transfer or other disposition of any or all of the economic interests in the Company or the Parent to any other person or entity;

                  (g) the recovery of any judgment against the Company or any action to enforce the same; or

                  (h) any change in the financial condition of the Company or the Company's entry into an assignment for the benefit of creditors, an arrangement or any other agreement or procedure for the restructuring of its liabilities, or the Company's insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action by or occurrence with respect to the Company.

         4. Parent's Waiver. The Parent unconditionally waives, to the fullest extent permitted by law:

                  (a) notice of any of the matters referred to in Section 3 hereof;

                  (b) diligence, presentment, demand of payment and filing of claims with a court in the event of bankruptcy or insolvency of the Company;

                  (c) any right to the enforcement, assertion or exercise by any or all of the Holders of any of their rights, powers or remedies under, against or with respect to the Company (i) any other Parent or surety, or (ii) any security for all or any part of the Obligations;

                  (d) any requirement that the Parent be joined as a party in any action or proceeding against the Company to enforce any of the provisions of the Indenture;

                  (e)      acceptance of this Guarantee by any Holder;

and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.

         5. Representations and Warranties. The Parent represents and warrants that:

                  (a) the Parent is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the full power, authority and legal right to enter into and perform its obligations under this Guarantee;

                  (b) this Guarantee has been duly authorized, executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally;

                  (c) the execution, delivery and performance by the Parent of this Guarantee do not and will not contravene any applicable law, rule, regulation, judgment or order and do not and will not contravene the provisions of, constitute a breach of or default under, or result in the creation of any security interest, lien or encumbrance on any of the property of the Parent pursuant to, the Parent's articles of incorporation or by-laws of any indenture, mortgage, license or other contract, agreement or instrument to which the Parent is a party or by which it is bound.

         6. Attorney's Costs. The Parent agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the Holders in the enforcement of this Guarantee.

         7. Successors and Assigns. This Guarantee shall be binding upon the Parent and its respective successors and assigns, and shall inure to the benefit of and be enforceable by the Holders and their respective successors and assigns.

         8. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         9. Severability. Wherever possible, each provision of this Guarantee shall be construed in such manner as to be valid and enforceable against the Parent under applicable law, but if any provision hereof shall be deemed invalid or unenforceable to any extent against the Parent in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of such provision or any of the other provisions hereof, and any such invalidity or unenforceability against the Parent in one jurisdiction shall not render such provision ineffective in any other jurisdiction.

         10. Notices.

             Any notice, request or other communication required or permitted to be given hereunder to the Holders shall be given by the Parent in the same manner as set forth in Section 106 of the Indenture.

         11. Transferability. This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Notes.

         12. Headings. Section headings appearing in this Guarantee are for convenience of reference only and shall not define, limit, amplify or otherwise modify any provision hereof. Capitalized terms used herein have the meanings given to them in the Indenture.

                  This Guarantee shall not be valid or obligatory to any purpose until the certificate of authentication on the Note on which this Guarantee has been endorsed shall have been executed by the Trustee under the Indenture by the signature of one of its authorized officers.

IN WITNESS WHEREOF, the Parent has caused this Guarantee to be executed on its behalf by an officer or other person thereunto duly authorized as of the date first above written.

                                   PATHNET TELECOMMUNICATIONS, INC.


                                By:
                                     -------------------------------------------
                                Name:
                                Title:



                             AMENDMENT TO "REMEDIES"

SECTION 108. AMENDMENT TO SECTION 501. Section 501 of the Indenture is hereby amended by deleting the existing Section 501 in its entirety and replacing it
(i) with the definition of "Event of Default" set forth in Section 103 for the purposes of interpretation of Section 1017(a) and (ii) with the definition of "Event of Default" set forth in Section 102 for all other purposes.


      AMENDMENTS TO "CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE"

SECTION 109. AMENDMENT TO ARTICLE EIGHT. Article Eight of the Indenture is hereby amended by deleting the existing Article Eight in its entirety and replacing it with the following:

         SECTION 801. Company and Parent May Consolidate, etc., Only on Certain Terms.

                  Neither the Company nor the Parent will, in a single transaction or a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons, and neither will the Company or the Parent permit any Restricted Subsidiary to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Restricted Entities on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto and subject always to the provisions of
Section 1010 and Section 1017:

                           (1) either (A) the Company or the Parent (as the case may be) shall be the continuing corporation or (B) the Person (if other than the Company or the Parent) formed by such consolidation or into which the Company, the Parent or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Restricted Entities on a consolidated basis, as the case may be (the "Surviving Entity"), (i) shall be a corporation organized and validly existing under the laws of the

         United States of America, any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture to this Indenture in form satisfactory to the Trustee, the obligations of the Company or the Parent pursuant to the Notes or the Guarantee, as the case may be, for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant herein on the part of the Company or the Parent to be performed or observed;

                           (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of any Restricted Entity incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the two fiscal quarter period ending immediately prior to the consummation of such transaction or series of transactions, with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company or the Parent (as the case may be) (or the Surviving Entity if the Company or the Parent is not the continuing obligor hereunder) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1011; and

                           (4) the Company, the Parent or such Person shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate (attaching the computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Any merger or consolidation of a Restricted Subsidiary or of the Company with and into the Company or the Parent (with the Company or the Parent (as the case may be) being the surviving entity) or another Restricted Subsidiary need only comply with clauses (3) and (4) above. Further, this section shall not apply to any reincorporation of any Restricted Entity under the laws of the United States of America, any state thereof or the District of Columbia.

                  SECTION 802. Successor Substituted.

                  Upon any consolidation of the Company or the Parent with or merger of the Company or the Parent with or into any other corporation or any sale, assignment, conveyance, transfer, lease or disposition of the properties and assets of the Company or the Parent substantially as an entirety to any Person in accordance with Section 801 in which the Company or the Parent is not the continuing obligor hereunder, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent (as the case may be) hereunder with the same effect as if such successor Person had been named as the

Company or the Parent (as the case may be) herein. When a successor assumes all of the obligations of its predecessor under the Indenture, the predecessor shall be released from such obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of, premium, if any, and interest on the Notes or, in the case where the predecessor is the Parent, from the obligations under the Guarantees in respect of the payment of principal of, premium, if any, and interest on the Notes.

                  SECTION 803. Notes to Be Secured in Certain Events.

                  If, upon any such consolidation of the Company or the Parent with or merger of the Company or the Parent into any other corporation, or upon any sale, assignment, conveyance, lease or transfer of the property of the Company or the Parent substantially as an entirety to any other Person, any property or assets of the Company or the Parent (as the case may be) would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1015 without equally and ratably securing the Notes, the Company or the Parent (as the case may be), prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, lease or transfer, shall as to such property or assets, secure the Notes Outstanding or the Guarantees (as the case may be) (together with, if the Company or the Parent (as the case may be) shall so determine, any other Indebtedness of the Company or the Parent (as the case may be) now existing or hereinafter created which is not subordinate in right of payment to the Notes or the Guarantees, as the case may be)) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Notes or Guarantees to be so secured.

                     AMENDMENTS TO "SUPPLEMENTAL INDENTURES"

SECTION 110. AMENDMENT TO SECTION 901. Section 901 of the Indenture is hereby amended by deleting the existing Section 901 in its entirety and replacing it with the following:

                  SECTION 901. Supplemental Indentures Without Consent of
Holders.

                  Without the consent of any Holders, the Company and the Parent, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company, the Parent or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or the Parent or such obligor contained herein and in the Notes in accordance with Article Eight of this Indenture;

                  (2) to add to the covenants of the Company, the Parent or any other obligor upon the Notes or the Guarantees for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, the Parent or any other obligor upon the Notes or the Guarantees, as applicable, in this Indenture or the Notes;

                  (3) to cure any ambiguity, to correct or supplement any provision herein or in the Notes or the Guarantees that may be defective or inconsistent with any other provision herein or in the Notes or the Guarantees, or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes or the

         Guarantees; provided that, in each case, such action shall not adversely affect the interest of the Holders;

                  (4) to comply with the requirements of the Commission in order to effect or maintain the qualification, if any, of the Indenture under the Trust Indenture Act;

                  (5) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

                  (6) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's or the Parent's obligations hereunder, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

                  (7) to add a further guarantor of the Notes under the Indenture;

                  (8) to secure the Notes pursuant to the requirements of
         Section 803 or Section 1015 or otherwise;

                  (9) to add any additional Events of Default; or

                  (10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
         Section 609.

SECTION 111. AMENDMENT TO SECTION 902. Section 902 of the Indenture is hereby amended by deleting the existing Section 902 in its entirety and replacing it with the following:

         SECTION 902. Supplemental Indentures with Consent of Holders.

              With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company, the Parent and the Trustee, the Company and the Parent, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (1) change the Stated Maturity of the principal of or any installment of interest on, any Note, or reduce the principal amount thereof (or premium or Liquidated Damages, if any) or the rate of interest thereon, alter any redemption provision with respect to any Note or change the coin or currency in which any Note or any premium or Liquidate Damages or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (2) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 1017 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1010, including, in each case amending, changing or modifying any definition relating thereto;

                  (3) reduce the percentage of the principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions and defaults of this Indenture and their consequences provided for in this Indenture;

                  (4) modify any of the provisions of this Section or Sections 513 and Section 1019, except to increase the percentage of the aggregate principal amount of Outstanding Notes required for such actions thereunder or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

                  (5) except as otherwise permitted under Article Eight consent to the assignment or transfer by the Company of any of their rights or obligations under the Indenture; or

                  (6) release any Lien created by the Amended and Restated Pledge Agreement, except in accordance with the terms of the Amended and Restated Pledge Agreement

                  (7) modify the provisions of this Indenture relating to the Guarantee in a manner adverse to the Holders.

   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.



                            AMENDMENTS TO "COVENANTS"

SECTION 112. AMENDMENT TO SECTION 1002.

Section 1002 of the Indenture is hereby amended by deleting the existing Section 1002 in its entirety and replacing it with the following:

                  SECTION 1002. Maintenance of Office or Agency:

                  The Company and the Parent shall maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Parent in respect of the Notes, this Indenture or the Guarantees may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company and the Parent unless the Company or the Parent shall designate and maintain some other office or agency for one or more of such purposes. The Company and the Parent will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company or the Parent shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demand may be made or served at the Corporate Trust Administration office of the Trustee, and the Company and the Parent hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

                  The Company and the Parent may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that such designation or rescission shall not in any manner relieve the Company or the Parent of their obligation to maintain an office or agency in The City of New York for such purposes. The Company and the Parent will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 113. AMENDMENT TO SECTION 1003. Section 1003 of the Indenture is hereby amended by deleting the existing Section 1003 in its entirety and replacing it with the following:

            SECTION 1003. Money for Note Payments to Be Held in Trust

                  If the Company or the Parent shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of their action or failure so to act.

                  Whenever the Company and the Parent shall have one or more Paying Agents for the Notes, the Company and/or the Parent will, on or before 10:00 a.m. on each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company and/or the Parent will promptly notify the Trustee of such action or any failure so to act.

                  The Company and the Parent shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company or the Parent (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company or the Parent may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order or Parent Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, the Parent or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums where held by the Company, the Parent or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Parent, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium, interest has become due and payable shall be paid to the Company on Company Request or to the Parent on Parent Request, or (if then held by the Company or the Parent) shall be discharged from such trust. The Holder of such Note, as an unsecured general creditor, shall look thereafter only to the Company and the Parent for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Parent as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company and the Parent cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Parent, as the case may be.

SECTION 114. AMENDMENT TO SECTION 1004. Section 1004 of the Indenture is hereby amended by deleting the existing Section 1004 in its entirety and replacing it with the following:

                  SECTION 1004. Corporate Existence.

                  Subject to Article Eight, (a) the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries, and (b) the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Parent and each of its Subsidiaries; provided, as the case may be, that neither the Company nor the Parent, as the case may be, shall be required to preserve any such right or franchise if the Board of Directors of the Company or the Parent, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Parent and its respective Subsidiaries as a whole.

SECTION 115. AMENDMENT TO SECTION 1005. Section 1005 of the Indenture is hereby amended by deleting the existing Section 1005 in its entirety and replacing it with the following:

                  SECTION 1005. Payment of Taxes and Other Claims.

                  (a) The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any Restricted Company Subsidiary and (ii) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; and
(b) the Parent shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Parent or any of its Subsidiaries or upon the income, profits or property of the Parent or any Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Parent or any of its Subsidiaries provided, that neither the Company nor the Parent shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 116. AMENDMENT TO SECTION 1006. Section 1006 of the Indenture is hereby amended by deleting the existing Section 1006 in its entirety and replacing it with the following:

                  SECTION 1006. Maintenance of Properties.

                  (a) The Company shall, or shall cause its Restricted Company Subsidiaries to, cause all material properties owned by the Company or any Restricted Company Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Company Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (b) the Parent shall, or shall cause the Restricted Subsidiaries to, cause all material properties owned by the Parent or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 1006 shall prevent a Restricted Entity from discontinuing the maintenance of any of such properties or disposing of them as otherwise permitted herein if such discontinuance or disposition is, in the judgment of the Parent, desirable in the conduct of its business or the business of such Restricted Entity and not disadvantageous in any material respect to the Holders.

SECTION 117. AMENDMENT TO SECTION 1007. Section 1007 of the Indenture is hereby amended by deleting the existing Section 1007 in its entirety and replacing it with the following:

                  SECTION 1007. Insurance.

(a) The Company shall at all times keep all of its and its Restricted Company Subsidiaries' properties which are of an insurable nature insured, and (b) the Parent shall at all times keep all of its and the Restricted Subsidiaries' properties, which are of an insurable nature insured, in each case with insurers believed by the Company or the Parent (as the case may be) to be responsible against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

SECTION 118. AMENDMENT TO SECTION 1008. Section 1008 of the Indenture is hereby amended by deleting the existing Section 1008 in its entirety and replacing it with the following:

            SECTION 1008.  Statement by Officers As to Default.

         (a) The Company and the Parent shall deliver to the Trustee, within 50 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of each of the Company and the Parent as to his or her knowledge of the compliance of the Company or the Parent (as the case may be) with all conditions and covenants under this Indenture since the beginning of such quarter or year, as the case may be. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of any Restricted Entity gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $7,500,000 (or the equivalent thereof in one or more foreign currencies)), the Company or the Parent (as the case may be) shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of an officer of the Company or the Parent (as the case may be) becoming aware of its occurrence.

SECTION 119. AMENDMENT TO SECTION 1009. Section 1009 of the Indenture is hereby amended by deleting the existing Section 1009 in its entirety and replacing it with the following:

            SECTION 1009.  Provision of Financial Statements.

         (a) Subject to Section 1009(b) below the Company and the Parent shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company or the Parent (as the case may be) has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company or the Parent (as the case may be) would be required to file if it were subject to
Section 13 or 15(d) of the Exchange Act.

         (b) Provided always that the Parent complies fully with its filing obligations pursuant to Section 1009(a) above, the Company shall be entitled in its sole discretion to rely on any applicable law, rule, regulation or SEC approval (together "Relevant Saving"), whether in force at the date hereof or subsequently promulgated, to limit the scope of or cease to comply with its filing obligations pursuant to Section 1009(a) to the maximum extent permitted by such Relevant Saving.

         (c) The Parent shall also be required (i) to file with the Trustee, and provide to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Parent files such reports and documents with the Commission or the date on which the Parent would be required to file such reports and documents if the Parent were so required, and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Parent's cost copies of such reports and documents to any prospective holder promptly upon request. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 120. AMENDMENT TO SECTION 1010. Section 1010 of the Indenture is hereby amended by deleting the existing Section 1010 in its entirety and replacing it with the following:

            SECTION 1010.  Purchase of Notes upon Change of Control.

         (a) Upon the occurrence of a Change of Control at any time and subject to the compliance by the Company or the Parent (as the case may be) with the requirements of paragraph (b) of this Section 1010, each Holder shall have the right to require that the Company repurchase all of such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in paragraphs (b) and
(c) of this Section 1010 (the "Change of Control Offer").

         (b) Within 15 days following any Change of Control, the Company (if the Change of Control relates to the Company) or the Parent (if the Change of Control relates to the Parent) shall notify the Trustee thereof and give to each Holder of the Notes in the manner provided in Section 105 a notice stating:

             (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

             (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

             (3) the Change of Control Purchase Price and a purchase date (the "Change of Control Purchase Date") which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

             (4) that any Note not tendered will continue to accrue interest;

             (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date; and

             (6) the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (c) of this Section.

         (c) Holders electing to have Notes purchased shall be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders shall be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part shall be issued new Notes and Guarantees equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion shall be equal to $1,000 in principal amount or integral multiples thereof.

SECTION 121. AMENDMENT TO SECTION 1011. Section 1011 of the Indenture is hereby amended by deleting the existing Section 1011 in its entirety and replacing it with the following:

            SECTION 1011.  Limitation on Indebtedness.

            Neither the Company nor the Parent shall , and neither shall they permit any Restricted Subsidiary to, incur any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness; provided that the Company or the Parent (as the case may be) may Incur Indebtedness if, at the time of such incurrence, the Consolidated Indebtedness to Consolidated Operating Cash Flow Ratio of the Company or the Parent, as the case may be, would have been less than or equal to (i) 6.0 to 1.0 but greater than zero, for Indebtedness incurred on or prior to December 31, 2001, or (ii) 5.0 to 1.0 but greater than zero, for Indebtedness incurred thereafter. For the purposes of determining compliance with this Section 1011, in the event that an item of Indebtedness or any portion thereof meets the criteria of more than one of the type of Indebtedness that any Restricted Entity is permitted to Incur, the Parent will have the right, in its sole discretion, to classify such item of Indebtedness or portion thereof at the time of its incurrence and the Company or the Parent, as the case may be, will only be required to include the amount and type of such Indebtedness or portion thereof under the clause permitting the Indebtedness as so classified.

SECTION 122. AMENDMENT TO SECTION 1012. Section 1012 of the Indenture is hereby amended by deleting the existing Section 1012 in its entirety and replacing it with the following:

            SECTION 1012.  Limitation on Restricted Payments.

            The Parent shall not, and shall not permit any Restricted Subsidiary or, in the case of paragraphs (3) and (4) below, the Company to take, directly or indirectly, any of the following actions:

             (a) (1) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Parent (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

             (2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Parent or any Capital Stock of any of its Affiliates (other than Capital Stock of the Company or any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

             (3) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity of any principal payment or any sinking fund payment, any Indebtedness of the Parent or of the Company that is expressly subordinated in right of payment to the Notes or to the Guarantees, as the case may be; or

             (4) make any Investment (other than any Permitted Investment) in any Person;

(such payments or other actions described in (but not excluded from) clauses (1) through (4) are collectively referred to as "Restricted Payments"); unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing, (B) the Parent could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1011 and (C) the aggregate amount of all Restricted Payments declared or made after the Issue Date shall not exceed the sum of:

             (i) 100% of Consolidated Operating Cash Flow of the Parent less 1.5 times Consolidated Interest Expense of the Parent or (ii) if Consolidated Operating Cash Flow of the Parent is a negative, minus 100% of such negative amount, in each case on a cumulative basis for the period beginning on the first day of the Parent's first fiscal quarter after the Issue Date and ending on the last day of the Parent's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

             (ii) the aggregate Net Cash Proceeds and the Fair Market Value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets, received by the Parent after the Issue Date as capital contributions or from the issuance or sale (other than to any Subsidiary) of shares of Qualified Capital Stock of the Parent (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Parent; plus

             (iii) the aggregate Net Cash Proceeds and the Fair Market Value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets, received by the Parent after the Issue Date from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Parent, together with the aggregate Net Cash Proceeds and the Fair Market Value of Telecommunications Assets or Voting Stock of a Person that becomes a Restricted Subsidiary, the assets of which consist primarily of Telecommunications Assets, received by the Parent at the time of such conversion or exchange; plus

             (iv) to the extent not otherwise included in Consolidated Operating Cash Flow of the Parent, an amount equal to the sum of (a) the net reduction in Investments (other than Permitted Investments) in any Person (other than a Restricted Subsidiary) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Parent or any Restricted Subsidiary after the Issue Date from such Person and (b) the amount of any net reduction in Investments resulting from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided in the definition of "Investment") at the time of such redesignation; provided that, in the case of (a) or (b) above, the foregoing sum shall not exceed the total amount of Investments (other than Permitted Investments) previously made in such Person or Unrestricted Subsidiary by the Parent and its Restricted Subsidiaries.

         (b) Notwithstanding paragraph (a) above, the Parent and any Restricted Subsidiary may take the following actions so long as (with respect to clauses
(2) through (6) below) no Default or Event of Default shall have occurred and be continuing:

             (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

             (2) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Parent (x) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Parent; or (y) that are held by former officers, employees or directors (or their estates or beneficiaries under their estates) of the Parent or any of its Subsidiaries; provided that the aggregate amount of such purchase, redemption or other acquisition or retirement for value under this clause (y) will not exceed $250,000 (or the equivalent thereof in one or more foreign currencies) in any given fiscal year;

             (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Parent that is expressly subordinated in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of the Parent;

             (4) the purchase of any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes or the purchase of any Indebtedness of the Parent that is expressly subordinated in right of payment to the Guarantees, in each case at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to Section 1010; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

             (5) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness (other than Redeemable Capital Stock) of the Parent that is expressly subordinated in right of payment to the Notes in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Indebtedness of the Parent that is expressly subordinated in right of payment to the Notes, so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of (x) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of any premium reasonably determined by the Parent as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Parent incurred in connection with such refinancing; (B) such new Indebtedness is subordinated to the Notes to the same extent as such Indebtedness so purchased, redeemed, defeased, acquired or retired; and (C) such new Indebtedness has an Average Life longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity of principal later than the final Stated Maturity of the Indebtedness being refinanced; and

             (6) the payment of cash in lieu of fractional shares of Common Stock pursuant to the Warrant Agreement.

The actions described in clauses (1) through (4) and (6) of this paragraph (b) shall be Restricted Payments that shall be permitted in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a) above. The actions described in clause (5) of this paragraph (b) shall be Restricted Payments that shall be permitted in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a).

SECTION 123. AMENDMENT TO SECTION 1013. Section 1013 of the Indenture is hereby amended by deleting the existing Section 1013 in its entirety and replacing it with the following:

            SECTION 1013. Limitation on Issuance and Sale of Capital Stock of the Company and Restricted Subsidiaries.

            Neither the Company nor the Parent shall , and neither shall they permit any Restricted Subsidiary to, issue or sell any Capital Stock of the Company or of a Restricted Subsidiary (other than to a Restricted Entity ); provided, that this covenant shall not prohibit (i) issuances or sales of Capital Stock of the Company or a Restricted Subsidiary if, immediately after giving effect to such issuance or sale, the Company would no longer be Wholly Owned by the Parent or such Restricted Subsidiary would no longer be a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under
Section 1012 if made on the date of such issuance and sale, (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of the Company or of any Restricted Subsidiary, to the extent mandated by applicable law, (iii) the issuance and sale of Capital Stock of the Company or any Restricted Subsidiary owned by any Restricted Entity in compliance with Section 1017; provided that such Restricted Subsidiary would remain a Restricted Subsidiary after such transaction or (iv) the issuance and sale of Capital Stock of the Company or any Restricted Subsidiary to any Person that transfers, leases, licenses or grants a right to use Telecommunications Assets to the Parent or the Company (as the case may be) pursuant to an Incumbent Agreement; provided that, after such issuance and sale, such subsidiary remains a Restricted Subsidiary and, in the good faith determination of the Board of Directors of the Parent, the Fair Market Value of any such transfer, lease, license or grant is not less than the Fair Market Value of the Capital Stock of such Restricted Subsidiary issued and sold in respect thereof.

SECTION 124. AMENDMENT TO SECTION 1014. Section 1014 of the Indenture is hereby amended by deleting the existing Section 1014 in its entirety and replacing it with the following:

            SECTION 1014.  Limitation on Transactions with Affiliates.

            Neither the Company nor the Parent shall, and neither shall they permit any Restricted Subsidiary to, enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Parent, the Company or any Restricted Subsidiary (other than a Restricted Entity so long as no Affiliate of the Parent (other than a Restricted Entity) shall beneficially own Capital Stock in such Restricted Entity) unless (i) such transaction or series of related transactions are on terms, taken as a whole, that are no less favorable to the Company, the Parent, or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with unrelated third parties that are not Affiliates; (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5,000,000 (or the equivalent thereof in one or more foreign currencies), the Parent will deliver an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; and (iii) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $10,000,000 (or the equivalent thereof in one or more foreign currencies), the Parent will deliver the Officers' Certificates described in clause (ii) above, which will also certify that such transaction or series of related transaction has been approved by a majority of the Disinterested Directors of the Board of Directors of the Parent, or that the Parent has obtained a written opinion from an independent financial expert certifying that the financial terms of such transaction or series of related transactions, taken as a whole, are fair to the Company, the Parent, or the Restricted Subsidiary, as the case may be, from a financial point of view: provided, that this covenant shall not restrict (1) any transaction or series of related transactions between the Company and the Parent, (2) any transaction or series of related transactions between either the Company or the Parent (as the case may be) and one or more of the Restricted Subsidiaries or between the Restricted Subsidiaries, (3) the Company or the Parent from paying reasonable and customary regular compensation and fees to directors of any Restricted Entity who are not employees of any Restricted Entity, (4) the performance of the Parent's obligations under the Stockholders' Agreement, dated as of [ ], among the Parent and the Investors named therein, as amended and supplemented from time to time or (5) the performance of the Company's obligations under the Investment and Stockholders' Agreement, dated as of October 31, 1997, among the Company, David Schaeffer and the Investors named therein, as amended; the Investment and Stockholders' Agreement, dated as of August 28, 1995, by and among the Company and the Investors named therein; the Non-Qualified Stock Option Agreement, dated August 4, 1997, between the Company and Richard Jalkut; and the Employment Agreement, dated August 4, 1997, between the Company and Richard Jalkut, in each case as amended through the Issue Date; provided that any amendments or modifications to the terms of transactions described in this clause (5) will be (x) no less favorable to the Parent or the Company, as the case may be, than those that could have been obtained in an arm's length transaction with unrelated third parties who are not Affiliates and (y) approved by the Board of

Directors of the Parent or the Company, as the case may be, (including a majority of the Disinterested Directors of the relevant Board of Directors) (6) the making of any Restricted Payment not prohibited by Section 1012 and (7) loans or advances made to directors, officers or employees of any Restricted Entity, or guarantees in respect thereof or otherwise made on their behalf, in respect of expenses incurred in the ordinary course of business, in an aggregate principal amount not to exceed $500,000 (or the equivalent thereof in one or more foreign currencies in any calendar year.)

SECTION 125. AMENDMENT TO SECTION 1015. Section 1015 of the Indenture is hereby amended by deleting the existing Section 1015 in its entirety and replacing it with the following:

            SECTION 1015.  Limitation on Liens.

            Neither the Company nor the Parent shall, and neither shall they permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any of its property or assets (including any shares of Capital Stock or Indebtedness of the Company or any Restricted Subsidiary) whether owned at the Issue Date (in the case of the Company) or the Amendment Date (in the case of the Parent) or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Indebtedness of the Company or the Parent (as the case may be) that is expressly subordinated in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to, or equally and ratably secured with, the obligation or liability secured by such Lien.

SECTION 126. AMENDMENT TO SECTION 1016. Section 1016 of the Indenture is hereby amended by deleting the existing Section 1016 in its entirety and replacing it with the following:

            SECTION 1016. Limitations on Issuance of Certain Guarantees and Debt Securities.

            Neither the Company nor the Parent shall permit any Restricted Subsidiary to (i) directly or indirectly guarantee, assume or in any other manner become liable with respect to any Debt Securities ("Guaranteed Indebtedness") or (ii) issue any Debt Securities, unless, in either such case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee (a "Subsidiary Guarantee") of payment of the Notes. If the Guaranteed Indebtedness (A) ranks equally in right of payment with the Notes, then the guarantee of such Guaranteed Indebtedness will rank equally in right of payment with, or be subordinated in right of payment to, the Subsidiary Guarantee or (B) is subordinated in right of payment to the Notes, then the guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes. The obligations of each Restricted Subsidiary under a Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Restricted Subsidiary, result in the obligations of such Restricted Subsidiary under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

            Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) the sale or other disposition, by way of merger or otherwise, to any Person not an Affiliate of the Parent, of all of the Restricted Entities' Capital Stock in such Restricted Subsidiary,
(ii) the merger or consolidation of the applicable Restricted Subsidiary with and into another Restricted Entity that has guaranteed the Notes and that is the surviving Person in such merger or consolidation and (iii) the release by all of the holders of Debt Securities of the Company or of the Parent (as the case may be) of such Restricted Subsidiary's obligations under all of its Guarantees in respect thereof and the release by all of the holders of Debt Securities of such Restricted Subsidiary of its obligations thereunder.

SECTION 127. AMENDMENT TO SECTION 1017. Section 1017 of the Indenture is hereby amended by deleting the existing Section 1017 in its entirety and replacing it with the following:

            SECTION 1017.  Limitation on Sale of Assets.

         (a) Limitation on Asset Sales by the Company and Restricted Company Subsidiaries.

             (i) The Company shall not, and shall not permit any Restricted Company Subsidiary to, directly or indirectly, engage in any Asset Sale unless (A) the consideration received by the Company or such Restricted Company Subsidiary for such Asset Sale is not less than the Fair Market Value of the shares or other assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution thereof) and (B) the consideration received by the Company or the relevant Restricted Company Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided, that for purposes of this Section 1017(a) "Cash Equivalents" shall include (X) the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes) of the Company or such Restricted Company Subsidiary (as shown on the Company's or such Restricted Company Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale or are no longer a liability of the Company or any Restricted Company Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Company Subsidiaries with respect to such liabilities and (Y) any securities, notes or other obligations received by the Company or any such Restricted Company Subsidiary in connection with such Asset Sale that are converted by the Company or such Restricted Company Subsidiary into cash within 60 days of receipt.

             (ii) If the Company or any Restricted Company Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (A) permanently repay or prepay the Notes or any then outstanding Indebtedness of the Company that ranks equally with the Notes or Indebtedness of any Restricted Company Subsidiary or permanently reduce (without making any prepayment) any Indebtedness of the Company ranking equally with the Notes or any Indebtedness of a Restricted Company Subsidiary or (B) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that are or will be used in the Telecommunications Business of the Company or a

         Restricted Company Subsidiary, as the case may be. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 60 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (A) or (B) (without regard to the parenthetical contained in such clause (B) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (ii) constitutes "Company Excess Proceeds."

             (iii) When the aggregate amount of Company Excess Proceeds exceeds $10,000,000 (or the equivalent thereof in one or more foreign currencies after deducting fees that would be incurred in converting such funds to US dollars), the Company shall, within 15 Business Days, make an offer to purchase (a "Company Excess Proceeds Offer"), on a proportional basis, the Notes and Indebtedness described in the second succeeding sentence, in accordance with the procedures set forth below, the maximum principal amount of Notes (expressed as a multiple of $1,000) and such other Indebtedness that may be purchased with the Company Excess Proceeds. Any Company Excess Proceeds Offer shall include a pro rata offer under similar circumstances to purchase all other Indebtedness of the Company ranking equally with the Notes which Indebtedness contains similar provisions requiring the Company to purchase such Indebtedness. The offer price as to each Note (the "Company Excess Proceeds Offer Price") will be payable in cash in an amount equal to 100% of the principal amount of such Note, plus accrued and unpaid interest, if any, thereon to the date of purchase. To the extent that the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof pursuant to a Company Excess Proceeds Offer is less than the Company Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof pursuant to a Company Excess Proceeds Offer exceeds the Excess Proceeds, Notes to be purchased will be selected on a proportional basis. Upon completion of such Company Exceeds Proceeds Offer, the amount of Company Excess Proceeds shall be reset to zero.

         (b) Limitation on Asset Sales by Parent and Restricted Parent Subsidiaries. (i)The Parent shall not, and shall not permit any Restricted Parent Subsidiary to, directly or indirectly, engage in any Asset Sale unless
(A) the consideration received by the Parent or such Restricted Parent Subsidiary for such Asset Sale is not less than the Fair Market Value of the shares or other assets sold (as determined by the Board of Directors of the Parent, whose determination shall be conclusive and evidenced by a resolution thereof) and (B) the consideration received by the Parent or the relevant Restricted Parent Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided, that for purposes of this Section 1017(b), "Cash Equivalents" shall include (X) the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes) of the Parent or such Restricted Parent Subsidiary (as shown on the Parent's or such Restricted Parent Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale or are no longer a liability of the Parent or any Restricted Parent Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Parent or any of the Restricted Parent Subsidiaries with respect to such liabilities and (Y) and securities, notes or other obligations received by the

Parent or any of its Restricted Parent Subsidiaries in connection with such Asset Sale that are converted by the Parent or such Restricted Parent Subsidiary into cash within 60 days of receipt.

            (ii) If the Parent or any Restricted Parent Subsidiary engages in an Asset Sale, the Parent may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (A) commence an offer to purchase the Notes or any then outstanding Indebtedness of the Parent that ranks equally with the Notes or Indebtedness of any Restricted Parent Subsidiary or permanently reduce (without making any prepayment) any Indebtedness of the Parent ranking equally with the Guarantee or any Indebtedness of a Restricted Parent Subsidiary, (B) cause the Company to repay or prepay the Notes or any then outstanding Indebtedness of the Company that ranks equally with the Notes or Indebtedness of any Restricted Company Subsidiary or permanently reduce (without making any prepayment) any Indebtedness of the Company ranking equally with the Notes or Indebtedness of any Restricted Company Subsidiary, or (C) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that are or will be used in the Telecommunications Business. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Parent may, within 60 days of such termination or within 12 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (A), or (B) or (C) (without regard to the parenthetical contained in such clause (C)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph
         (c) constitutes "Parent Excess Proceeds."

            (iii) When the aggregate amount of Parent Excess Proceeds exceeds $10,000,000, the Parent shall, within 15 business days, make an offer to purchase (a "Parent Proceeds Offer"), on a proportional basis, the Notes and Indebtedness described in the second succeeding sentence, in accordance with the procedures set forth below, the maximum principal amount of Notes (expressed as a multiple of $1,000) and such other Indebtedness that may be purchased with the Parent Excess Proceeds. Any Parent Excess Proceeds Offer made by the Parent shall include a pro rata offer under similar circumstances to purchase all other Indebtedness of the Parent ranking equally with the Notes which Indebtedness contains similar provisions requiring the Parent to purchase such Indebtedness. The offer price as to each Note (the "Parent Excess Proceeds Offer Price") will be payable in cash in an amount equal to 100% of the principal amount of such Note, plus accrued and unpaid interest, if any, thereon to the date of purchase. To the extent that the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof pursuant to an Parent Excess Proceeds Offer is less than the Parent Excess Proceeds, the Parent may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof pursuant to a Parent Excess Proceeds Offer exceeds the Parent Excess Proceeds, Notes to be purchased will be selected on a proportional basis. Upon completion of such Parent Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

SECTION 128. AMENDMENT TO SECTION 1018. Section 1018 of the Indenture is hereby amended by deleting the existing Section 1018 in its entirety and replacing it with the following:

            SECTION 1018.  Limitations on Dividend Restrictions.

            Neither the Company nor the Parent shall, and neither shall they permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of the Company or any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of any Capital Stock of the Company or such Restricted Subsidiary owned by any Restricted Entity, (b) pay any Indebtedness owed to any Restricted Entity, (c) make Investments in any Restricted Entity, (d) transfer any of its property or assets to any Restricted Entity or (e) guarantee any indebtedness of any Restricted Entity, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Issue Date, (ii) applicable law, (iii) customary non-assignment provisions in leases entered into in the ordinary course of business and other agreements of any Restricted Entity, (iv) any agreement or other instrument of a Person acquired by the any Restricted Entity in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) customary restrictions on transfers of property contained in any security agreement (including a capital lease obligation) securing Indebtedness of a Restricted Entity otherwise permitted hereunder, (vi) any encumbrance or restriction with respect to a Restricted Subsidiary entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary permitted under Section 1017), (vii) any agreement or instrument governing or relating to Indebtedness under any senior financing facility permitted to be incurred under clause (g), (j) or (m) of the definition of "Permitted Indebtedness" if such encumbrance or restriction applies only (A) to amounts which at any point in time (other than during such periods as are described in the following clause (B)) (1) exceed scheduled amounts due and payable (or which are to become due and payable within 30 days) in respect of the Notes or this Indenture for interest, premium and principal less the amount of cash that is otherwise available to the Company or the Parent (as the case may be) at such time for the payment of interest, premium and principal due and payable in respect of the Notes or this Indenture or (2) if paid, would result in an event described in the following clause (B) of this sentence, or (B) during the pendency of any event that causes, permits or, after notice or lapse of time, would cause or permit the holder or holders of such Indebtedness to declare such Indebtedness to be immediately due and payable or to require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided; (viii) any encumbrance or restriction under the Vendor Credit Facility; (ix) any encumbrance or restriction relating to transfer of property or assets comprising an Initial System pursuant to an Incumbent Agreement, and (x) any encumbrance or restriction under any agreement that extends, renews, refinances or replaces agreements containing the encumbrances or restrictions in the foregoing clauses
(i) through (vi) and (viii), so long as the Board of Directors of the Parent determines in good faith that the terms and conditions of any such encumbrances or restrictions, taken as a whole, are no less favorable to any Restricted Entity and the holders of the Notes than those so extended, renewed, refinanced or replaced."

                            AMENDMENTS TO "SECURITY"

SECTION 129. AMENDMENTS TO ARTICLE 12. Article 12 of the Indenture is hereby amended by deleting the existing Article 12 in its entirety and replacing it with the following:

SECTION 1201. Security

     (a) On the date hereof, the Company shall purchase the New Pledged Securities, and at all times, subject to the Amended and Restated Pledge Agreement, pledge to the Trustee the Pledged Securities as security for the benefit of the Holders. The Pledged Securities must be in such amount as will be sufficient upon receipt of scheduled interest on and principal payments of such Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the fourth and fifth scheduled interest payments due on the Outstanding Notes. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders pursuant to the Amended and Restated Pledge Agreement and shall be held by the Trustee in the Escrow Account pending disposition pursuant to the Amended and Restated Pledge Agreement.

     (b) Each Holder, by its continued acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Amended and Restated Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Amended and Restated Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Amended and Restated Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required (and any action reasonably requested by the Trustee) to cause the Amended and Restated Pledge Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of the third Persons and subject to no other Liens.

     (c) The release of any Pledged Securities pursuant to the Amended and Restated Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Amended and Restated Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Amended and Restated Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Amended and Restated Pledge Agreement, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Company in the exercise of reasonable care.


     (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Amended and Restated Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 602 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

     (e) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Notes then Outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Amended and Restated Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interest of the Holders of the Trustee).

                 AMENDMENTS TO "DEFEASANCE AND COVENANT DEFEASANCE"

SECTION 130. AMENDMENTS TO ARTICLE 13. Article 13 of the Indenture is hereby amended by deleting the existing Article 13 in its entirety and replacing it with the following:

SECTION 1301.  Company's Option to Effect Defeasance or Covenant Defeasance.

            The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.  Defeasance and Discharge.

            Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, each of the Company and the Parent shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on such Notes when such payments are due, (B) the Company's and the Parent's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes. Forthwith upon exercise by the Company of its option under this Section 1302 the Guarantees shall cease to be of further force and effect.



SECTION 1303.  Covenant Defeasance.

            Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company and the Parent shall be released from their respective obligations under any covenant contained in Section 801(2) and (3) and Section 803 and in Sections 1007 through 1018 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and the Parent may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Notes:

            (1) The Company or the Parent shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in United States dollars, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest and Liquidated Damages, if any, on, Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and Liquidated Damages, if any, and (ii) any payments applicable to the Outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) and (7) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or the Parent is a party or by which it is bound.

            (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since April 1, 1998, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.


SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

            Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the or the Parent, as the case may be, from time to time upon Company Request or Parent Request, as applicable any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1306.  Reinstatement.

            If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Parent's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Company or the Parent makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company or the Parent, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                PARENT GUARANTEE

SECTION 131. GUARANTEE. Parent agrees that forthwith upon execution of this Supplemental Indenture it will enter into a guarantee of the Company's obligations under the Notes in the form attached hereto as Exhibit 1.


                                  MISCELLANEOUS

SECTION 132. WAIVER. Without limitation to Section 1019 of the Indenture, the Parent may omit in any particular instance to comply with any term provision or condition set forth in Section 803 or Sections 1005 through 1018, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition except to the extent so expressly waived, and, until such waivers shall become effective, the obligations of the Parent and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 133.      ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Parent and/or Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Supplemental Indenture and conclusive in favor of the Trustee, the Parent and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

         (d) If the Parent and/or the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Parent (as the case may be) may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Company nor the Parent shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Parent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 134.      NOTICE OF HOLDERS; WAIVER.

            Where this Supplemental Indenture provides for notice of any event to Holders by the Parent or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 135. COUNTERPARTS. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts together constitute but one and the same Supplemental Indenture.

SECTION 136. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 137. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 138. HEADINGS. The various headings of this Supplemental Indenture are inserted for convenience only and shall not affect the meaning or interpretation of this Supplemental Indenture or any provisions hereof or thereof.

SECTION 139. EFFECT OF SUPPLEMENTAL INDENTURE. Pursuant to Section 902 of the Indenture, upon the execution of this Supplemental Indenture, the Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties and liabilities and immunities under the Indenture of the Trustee shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

SECTION 140. INDENTURE IN FULL FORCE AND EFFECT AS SUPPLEMENTED. Except as specifically stated herein, all of the terms and conditions of the Indenture shall remain in full force and effect. All references to the Indenture in any other document or instrument shall be deemed to mean the Indenture, as supplemented by this Supplemental Indenture. This Supplemental Indenture shall not constitute a novation of the Indenture, but shall constitute an amendment thereto. The parties hereby agree to be bound by the terms and obligations of the Indenture, as supplemented by this Supplemental Indenture, as though the terms and obligations of the Indenture were set forth herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                  PATHNET, INC.



                                         By:_________________________________
                                               Name:
                                               Title:


                                         PATHNET TELECOMMUNICATIONS, INC.



                                         By:_________________________________
                                               Name:
                                               Title:



                                         THE BANK OF NEW YORK, TRUSTEE



                                         By:_________________________________
                                               Name:
                                               Title:

                                    EXHIBIT 1

                                FORM OF GUARANTEE

     1.   Guarantee of Payment and Performance of Obligations.

          (a) For value received, Pathnet Telecommunications, Inc. (the "Parent") unconditionally guarantees to the holder of any Outstanding Note or Notes (a "Holder") the full and punctual payment and performance of the Obligations (as defined in subsection (b) below). This Guarantee is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by the Company of each of the Obligations, and not of collectability only, and is no way conditioned upon any requirement that any Holder first attempt to seek payment or performance from the Company or any other Parent or surety or resort to any security or other means of obtaining payment of all or any of the Obligations or upon any other contingency. Upon any default by the Company in the full and punctual payment or performance of any of the Obligations, if such default remains uncured after the giving of any required notice and after any applicable period of cure, the liabilities and obligations of the Parent hereunder shall at the option of any Holder become forthwith effective, matured, due and payable without further demand or notice of any nature, all such demands and notices being expressly waived by the Parent.

          (b) As used herein, the term "Obligations" means all obligations, covenants, liabilities, undertakings and agreements of any kind of the Company to all or any of the Holders contained in the Indenture, to be performed after the date hereof, howsoever, incurred, arising or evidenced, whether now or hereafter existing, due or to become due or of payment or performance and including, without limitation: (i) the prompt payment in full, in United States currency, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and interest on the Notes (including interest on any overdue principal, and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Indenture and under the Notes (including costs, expenses and taxes); and (ii) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Indenture, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively referred to as the "Obligations").

     2.   Guarantee Continuing and Liability Unaffected.

          (a) Subject to Section 2 (c), this is a continuing guarantee and shall be binding upon the Parent regardless of how long before or after the date hereof any part of the Obligations was or is incurred by the Company. Subject to

               Section 2 (c), this Guarantee may be enforced by any or all of the Holders from time to time and as often as occasion for such enforcement may arise.

          (b) If after receipt of any payment from the Parent made hereunder the Holders, or any of them, are compelled to surrender or voluntarily surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Holders, or (ii) any settlement or compromise by the Holders of any claim as to any of the foregoing with any person (including the Company), then the Obligations or part thereof affected shall be reinstated and continue and this Guarantee shall be reinstated and continue in full force as to such Obligations or part thereof as if such payment or proceeds had not been received. The provisions of this Section 2(b) shall survive the termination of this Guarantee and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

          (c) The Parent shall be subrogated to all rights of the Holders in respect of any amounts paid by the Parent pursuant to the provisions of this Guarantee; provided, however, that Parent shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with respect to any Obligation only after the payment of all amounts owed by the Company to the Holders with respect to all of the Obligations have been paid in full.

          (d) This Guarantee shall terminate and be of no further force and effect as to any Note upon full payment of the Redemption Price with respect to such Note, provided, however, that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time the Company must restore payment of any sums paid under such Note or under this Guarantee for any reason whatsoever.

     3. Unconditional Nature of Parent's Obligations and Liabilities. The obligations and liabilities of the Parent hereunder shall be absolute and unconditional, and shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim the Parent may have against the Company or any other person or entity. Such obligations and liabilities shall remain in full force and effect for the period set forth in Section 2 above without regard to any event, circumstance or condition (whether or not the Parent shall have knowledge or notice thereof) which but for the provisions of this Section might constitute a legal or equitable defense or discharge of a Parent or surety or which might in any way limit recourse against the Parent, including:

          (a) any amendment or modification or supplement to the terms of the Indenture, this Guarantee or any of the Notes, including the renewal or extension of the time for payment of the Notes or the granting of time in respect of the payment thereof;

          (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Indenture or the Notes, or any exercise or non-exercise of any right, remedy or power in respect thereof;

          (c) the invalidity or unenforceability, in whole or in part of the Indenture or this Guarantee resulting from the Company's or the Parent's lack of authority to enter into the Indenture and/or to incur any or all of the Obligations, by any person acting for the Company or the Parent without or in excess of authority;

          (d) any actual, purported or attempted sale, assignment or other transfer by any or all of the Holders or by the Company or the Parent of the Indenture or the Notes or of any of their rights, interests or obligations thereunder;

          (e) the addition of any party as a Parent or surety of all or any part of the Obligations or any limitation of the liability of any additional Parent or surety of all or any part of the Obligations under any other agreement;

          (f) any merger or consolidation of the Company or of the Parent into or with any other entity, or any sale, lease, transfer or other disposition of any or all of any Company's or the Parent's assets or any sale, transfer or other disposition of any or all of the economic interests in the Company or the Parent to any other person or entity;

          (g) the recovery of any judgment against the Company or any action to enforce the same; or

          (h) any change in the financial condition of the Company or the Company's entry into an assignment for the benefit of creditors, an arrangement or any other agreement or procedure for the restructuring of its liabilities, or the Company's insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action by or occurrence with respect to the Company.

     4. Parent's Waiver. The Parent unconditionally waives, to the fullest extent permitted by law:

          (a)  notice of any of the matters referred to in Section 3 hereof;

          (b) diligence, presentment, demand of payment and filing of claims with a court in the event of bankruptcy or insolvency of the Company;

          (c) any right to the enforcement, assertion or exercise by any or all of the Holders of any of their rights, powers or remedies under, against or with respect to the Company (i) any other Parent or surety, or (ii) any security for all or any part of the Obligations;

          (d) any requirement that the Parent be joined as a party in any action or proceeding against the Company to enforce any of the provisions of the Indenture;

          (e)  acceptance of this Guarantee by any Holder;

and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.

     5. Representations and Warranties. The Parent represents and warrants that:

          (a) the Parent is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the full power, authority and legal right to enter into and perform its obligations under this Guarantee;

          (b) this Guarantee has been duly authorized, executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally;

          (c) the execution, delivery and performance by the Parent of this Guarantee do not and will not contravene any applicable law, rule, regulation, judgment or order and do not and will not contravene the provisions of, constitute a breach of or default under, or result in the creation of any security interest, lien or encumbrance on any of the property of the Parent pursuant to, the Parent's articles of incorporation or by-laws of any indenture, mortgage, license or other contract, agreement or instrument to which the Parent is a party or by which it is bound.

     6. Attorney's Costs. The Parent agrees to pay all reasonable attorney's fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by the Holders in the enforcement of this Guarantee.

     7. Successors and Assigns. This Guarantee shall be binding upon the Parent and its respective successors and assigns, and shall inure to the benefit of and be enforceable by the Holders and their respective successors and assigns.

     8. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     9. Severability. Wherever possible, each provision of this Guarantee shall be construed in such manner as to be valid and enforceable against the Parent under applicable law, but if any provision hereof shall be deemed invalid or unenforceable to any extent against the Parent in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of such provision or any of the other provisions hereof, and any such invalidity or unenforceability against the Parent in one jurisdiction shall not render such provision ineffective in any other jurisdiction.

     10.  Notices.

          Any notice, request or other communication required or permitted to be given hereunder to the Holders shall be given by the Parent in the same manner as set forth in Section 106 of the Indenture.

     11. Transferability. This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Notes.

     12. Headings. Section headings appearing in this Guarantee are for convenience of reference only and shall not define, limit, amplify or otherwise modify any provision hereof. Capitalized terms used herein have the meanings given to them in the Indenture.

          This Guarantee shall not be valid or obligatory to any purpose until the certificate of authentication on the Note on which this Guarantee has been endorsed shall have been executed by the Trustee under the Indenture by the signature of one of its authorized officers.

          IN WITNESS WHEREOF, the Parent has caused this Guarantee to be executed on its behalf by an officer or other person thereunto duly authorized as of the date first above written.

                                            PATHNET TELECOMMUNICATIONS, INC.


                                            By:
                                               -------------------------------
                                            Name:
                                            Title: